UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

OLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notes:

Reg. Section 240.14a-101.

SEC 1913 (3-99)

190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105

March 10, 2010

Dear Olin Shareholder:

We cordially invite you to attend our 2010 annual meeting of shareholders on April 22, 2010.

This booklet includes the notice and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any multimedia presentations for the 2010 annual meeting.

Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the annual meeting, please bring the upper half of your proxy card to use as your admission ticket for the meeting.

At last year’s annual meeting more than 92% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

Joseph D. Rupp
Chairman, President and
Chief Executive Officer

YOUR VOTE IS IMPORTANT

We urge you to promptly vote the shares on the Internet, by

telephone or by completing, signing, dating and returning

your proxy card in the enclosed envelope.

OLIN CORPORATION

Notice of Annual Meeting of Shareholders

Time:	8:30 a.m. (Central Daylight Time)

Date:	Thursday, April 22, 2010

Place:	Crowne Plaza Hotel
7750 Carondelet Avenue
Clayton, Missouri 63105

Purpose:	To consider and act upon the following:

(1) The election of the three directors identified in the proxy statement to serve for three-year terms expiring in 2013, all of whom are identified in the proxy statement.

(2) Approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors.

(3) Approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan.

(4) Ratification of the appointment of the independent registered public accounting firm for 2010.

(5) Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on February 26, 2010.

By Order of the Board of Directors:

George H. Pain
Secretary

Clayton, Missouri

March 10, 2010

OLIN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 22, 2010

GENERAL QUESTIONS

Why did I receive this proxy statement?

You received this proxy statement because you owned shares of Olin common stock, par value $1 per share, which we sometimes refer to as common stock, at the close of business on February 26, 2010. Olin’s board of directors is asking you to vote at the 2010 annual meeting for each of the director nominees identified in Item 1 and for Items 2, 3 and 4 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.

When was this proxy material mailed to shareholders?

We began to mail the proxy statement and form of proxy to shareholders on or about March 10, 2010.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at Olin’s principal executive office at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105.

What will I be voting on?

You will be voting on:

(1)	the election of the three directors identified in the proxy statement,

(2)	the approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors,

(3)	the approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan,

(4)	the ratification of KPMG LLP as Olin’s independent registered public accounting firm for 2010, and

(5)	any other business properly presented at the annual meeting.

The proposal to ratify the appointment of KPMG LLP as Olin’s independent registered public accounting firm for 2010 is considered a discretionary item for which a broker will have discretionary power if you do not give instructions with respect to this proposal. In a change from prior years, as a result of amendments to the NYSE rules, the proposal to elect directors is a non-routine matter for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required. Also, the proposal to approve the Amended and Restated 1997 Stock Plan for Non-employee Directors is a non-routine matter for which specific instructions from beneficial owners are required. As a result, a broker will not be allowed to vote on the election of directors or the proposal to approve this plan on behalf of its beneficial owner customers if the customers do not return specific voting instructions.

Could other matters be voted on at the annual meeting?

As of March 10, 2010, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of Olin.

How does the board recommend I vote on the proposals?

The board recommends a vote for each of the director nominees identified in Item 1 and for Items 2, 3 and 4.

How can I obtain directions to be able to attend the annual meeting and vote in person?

You may obtain directions to the Crowne Plaza Hotel in Clayton, MO by contacting the Crowne Plaza Hotel at (314) 726-5400 or by accessing their website at http://www.cpclayton.com.

VOTING

Who can vote?

All shareholders of record at the close of business on February 26, 2010 are entitled to vote at the annual meeting.

How many votes can be cast by all shareholders?

At the close of business on February 26, 2010, the record date for voting, we had outstanding 78,798,808 shares of common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such shares constitutes a quorum. If a share is present for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions, withheld votes in the election of directors and shares held in street name that are voted on any matter will be included in determining the number of votes present. Shares held in street name that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

How do I vote?

You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-800-560-1965.

•	Have the proxy card in hand.

•

Follow and comply with the recorded instructions by the applicable deadline (11:59 p.m. Central Daylight Time on April 21, 2010 for shareholders and 11:59 p.m. Central Daylight Time on April 20, 2010 for participants in the Olin Corporation and Arch Chemicals, Inc. Contributing Employee Ownership Plans (CEOP)).

•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.eproxy.com/oln.

•	Have the proxy card in hand.

•	Follow the instructions provided on the site.

•

Submit the electronic proxy before the required deadline (11:59 p.m. Central Daylight Time on April 21, 2010 for shareholders and 11:59 p.m. Central Daylight Time on April 20, 2010 for CEOP participants).

•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Sign and date the proxy card.

•

Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card no later than the day before the annual meeting and for CEOP participants before 11:59 p.m. Central Daylight Time on April 20, 2010 for your proxy to be valid and for your vote to count.

•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

If you vote in a timely manner by the Internet or telephone, you do not have to return the proxy card for your vote to count. The Internet and telephone voting procedures appear in the upper right of the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded.

If you want to vote in person at the annual meeting, and you own your common stock through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2009?

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 22, 2010

You may access an electronic, searchable copy of the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2009 at http://wfss.mobular.net/wfss/oln.

How are votes counted?

If you specifically mark the proxy card (or vote by telephone or Internet) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you sign and submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted for the election of the directors named in this proxy statement in Item 1 and in favor of Items 2, 3 and 4 listed in the proxy.

Wells Fargo Shareowner Services tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent. If you submit a proxy card marked “abstain” or “withhold” on any item other than election of directors, your shares will not be voted on the item so marked and your vote will not be included in determining the number of votes cast on that matter.

Can I change my vote?

Yes. Whether you vote by Internet or telephone or submit a proxy card with your voting instructions, you may revoke or change your vote by:

•	casting a new vote on the Internet or by telephone,

•	submitting another written proxy with a later date,

•	sending a written notice of the change in your voting instructions to the Secretary if received no later than the day before the annual meeting or for CEOP participants by April 20, 2010, or

•	revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.

When are the votes due?

Proxies submitted by shareholders by Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m. Central Daylight Time on April 21, 2010. Shares represented by proxies on the enclosed proxy card will be counted in the vote at the annual meeting only if we receive your proxy card by April 21, 2010. Proxies submitted by CEOP participants will be counted in the vote only if they are received by 11:59 p.m. Central Daylight Time on April 20, 2010.

How do I vote my shares held in the Olin Contributing Employee Ownership Plan or the Arch Chemicals, Inc. Contributing Employee Ownership Plan?

On February 26, 2010, the Olin Corporation Contributing Employee Ownership Plan (Olin CEOP) held 4,349,829 shares of our common stock and the Arch Chemicals, Inc. Contributing Employee Ownership Plan (Arch CEOP) held 217,449 shares. We sometimes refer to one or both of these plans as the CEOP. State Street Bank and Trust Company serves as the Trustee of the Olin CEOP and JPMorgan Chase Bank serves as Trustee of the Arch CEOP. If you are a participant in either CEOP, you may instruct the Trustee of that CEOP how to vote shares of common stock credited to you on the items of business listed on the proxy card by voting on the Internet or telephone or by indicating your instructions on your proxy card and returning it to us. The Trustees will vote shares of common stock held in the CEOP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of common stock for which they do receive instructions.

How do I vote my shares held in the Automatic Dividend Reinvestment Plan?

Wells Fargo Shareowner Services is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, Wells Fargo Shareowner Services will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make by Internet or telephone. If you do not submit a proxy card for your shares of record or vote by Internet or telephone, Wells Fargo Shareowner Services will not vote your dividend reinvestment shares.

MISCELLANEOUS

Can I contact board members directly?

Our audit committee has established the following methods for shareholders or other interested parties to communicate directly with the board and/or its members.

•	Mail—Letters may be addressed to the board or to an individual board member as follows:

The Olin Board or (Name of the director)

c/o Office of the Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

•

E-mail—You may send an e-mail message to Olin’s board at the following address: directors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name in front of @olin.com.

•

Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders or other interested parties may also use this Help-Line to communicate with one or more directors on any Olin matter. The Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States and Canada, the Help-Line can be reached by dialing toll-free 800-362-8348. Callers outside the United States or Canada should call the United States collect at 203-750-3100. You may also access the Help-Line on the Internet at www.olinhelp.com.

Who pays for this proxy solicitation?

Olin will pay the entire expense of this proxy solicitation.

Who solicits the proxies and what is the cost of this proxy solicitation?

Our board is soliciting the proxies. We have hired The Proxy Advisory Group, LLC (Proxy Advisory Group), a proxy solicitation firm, to assist us with the distribution of proxy materials and vote solicitation. We will pay Proxy Advisory Group approximately $10,000 for its services and will reimburse Proxy Advisory Group for payments made to brokers and other nominees for their expenses in forwarding proxy solicitation materials.

How will the proxies be solicited?

Proxy Advisory Group will solicit proxies by personal interview, mail, and telephone, and will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares. Our directors, officers and employees may also solicit proxies by personal interview and telephone.

How can I submit a shareholder proposal at the 2011 annual meeting?

If you want to present a proposal to be considered for inclusion in the 2011 proxy statement for the 2011 annual meeting, you must deliver the proposal in writing to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than November 11, 2010. You must then present your proposal in person at the 2011 annual meeting.

If you want to present a proposal for consideration at the 2011 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than January 28, 2011. You must also present your proposal in person at the 2011 annual meeting.

How can I directly nominate a director for election to the board at the 2011 annual meeting?

According to Olin’s Bylaws, if you are a shareholder you may directly nominate an individual for election to the board if you deliver a written notice of the nomination to Olin’s Secretary no later than January 28, 2011. Your notice must include:

•	your name and address;

•	the name and address of the person you are nominating;

•

a statement that you are entitled to vote at the annual meeting (stating the number of shares you hold of record) and intend to appear at the annual meeting in person, or by proxy, to make the nomination;

•	a description of arrangements or understandings between you and others (and naming any such other persons), if any, pursuant to which you are making the nomination;

•	such other information about the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission (SEC) proxy rules; and

•	the written consent of the nominee to actually serve as a director, if elected.

Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

How can I recommend a director for the slate of candidates to be nominated by Olin’s board for election at the 2011 annual meeting?

In addition to directly nominating an individual for election to the board as discussed above, you can suggest that our directors and corporate governance committee consider a person for inclusion in the slate of candidates to be proposed by the board for election at the 2011 annual meeting. You can recommend a person by delivering written notice to Olin’s board no later than October 12, 2010. The notice must include the information described under the heading “What is Olin’s director nomination process?” on pages 17 and 18, and must be sent to the address indicated under that heading. As noted above, the board is not required to include such nominee in the proxy statement.

How can I obtain shareholder information?

Shareholders may contact Wells Fargo Shareowner Services, our registrar and transfer agent, who also manages our Automatic Dividend Reinvestment Plan at:

Wells Fargo Shareowner Services

PO Box 64874

St. Paul, MN 55164-0874

Telephone: (800) 468-9716

Internet: www.shareowneronline.com, click on “contact us”

Shareholders can sign up for online account access through Wells Fargo Shareowner Services for fast, easy and secure access 24 hours a day, 7 days a week for future proxy materials, investment plan statements, tax documents and more. To sign up log on to www.shareowneronline.com where step-by-step instructions will prompt you through enrollment or you may call (800) 468-9716 for customer service.

CERTAIN BENEFICIAL OWNERS

Except as listed below, to our knowledge, no person beneficially owned more than five percent of our common stock as of February 28, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	8,306,795	(a)	10.6
40 East 52nd Street
New York, NY 10022

State Street Corporation	7,179,817	(b)	9.1
State Street Financial Center One Lincoln Street
Boston, MA 02111

(a)	Based on a Schedule 13G filing dated January 7, 2010, as of December 31, 2009, BlackRock, Inc. had sole voting and dispositive power for all shares.

(b)	Based on a Schedule 13G filing dated February 12, 2010, as of December 31, 2009, State Street Corporation had shared voting and dispositive power with respect to all of such shares, with State Street Bank and Trust Company having shared voting and dispositive power with respect to 6,845,423 of the shares, including 4,398,683 shares held as trustee of the Olin Corporation Contributing Employee Ownership Plan.

ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS

Who are the individuals nominated by the board to serve as directors?

The board of directors is divided into three classes. Each class has a term of office for three years, and the term of each class ends in a different year. Virginia law and Olin’s Bylaws require that any director elected by the board of directors shall serve only until the earlier of the next election of directors by the shareholders or until his or her successor is elected or until his or her earlier death, resignation or removal. The board has nominated Messrs. Bunch, Larrimore and O’Connor as Class I directors with terms expiring in 2013. The board expects that all of the nominees will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the board, unless the board reduces the number of directors.

The board recommends that you vote FOR the election of Messrs. Bunch, Larrimore and O’Connor as Class I directors.

How many votes are required to elect a director?

A nominee will be elected as a director if a plurality of the votes cast in the election is in favor of the nominee. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast and will not affect the outcome of the vote in the election of directors.

Business Experience of Nominees and Continuing Directors

Set forth below is a description of the business experience of each director nominee and each continuing director, including a discussion of the specific experience, qualifications, attributes and skills that led our board to conclude that those individuals should serve as our directors.

CLASS I

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2013

C. ROBERT BUNCH, 55, is Chairman of the Board and Chief Executive Officer of Global Tubing, LLC (a privately held company formed in April 2007 to manufacture and sell coiled tubing and related products and services to the energy industry), a position he has held since May 2007. Mr. Bunch served as Chairman of Maverick Tube Corporation (a producer of welded tubular steel products used in energy and industrial applications which was acquired by Tenaris, S.A. in October 2006) from January 2005 until October 2006 and as President and Chief Executive Officer from October 2004 until October 2006. Prior to joining Maverick, he was an independent oil service consultant from 2003 until 2004, and from 2002 to 2003 he served as President and Chief Operating Officer at Input/Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry). From 1999 to 2002, he served as Vice President and Chief Administrative Officer of Input/Output, Inc. Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston. In addition to serving on the board of Global Tubing, LLC, he is Chairman of the board of directors of Sub-One Technology, Inc. (a privately held company with proprietary technology for depositing hard, smooth, pure coatings on the internal surfaces of a broad spectrum of products) and a member of the board of directors of Smith InnerArmor Technologies (an affiliate of Sub-One Technology, Inc.). From May 2004 until August 2008, Mr. Bunch served on the board of directors (and as Chairman from January 2007 to August 2008) of Pioneer Drilling Company (a provider of land contract drilling services to independent and major oil and gas exploration and production companies). Olin director since 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bunch’s broad management responsibilities provide relevant experience in a number of strategic and operational areas.

RANDALL W. LARRIMORE, 62, served as the Chairman of Olin from April 2003 through June 2005. From 1997 until his retirement in December 2002, he served as President and Chief Executive Officer of United Stationers Inc. (a $4 billion wholesaler/distributor of office products). From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands, Inc. (a consumer products company). He holds a bachelor’s degree from Swarthmore College where he was trained as a chemist and an MBA degree from the Harvard Business School. He is co-chair of the governance committee and a member of the board of directors and audit committee of Campbell Soup Company (a manufacturer and marketer of soup and other food products) and a member of the board of directors of Nixon Uniform Service and Medical Wear (a privately held company that provides, launders, and delivers medical apparel, linens, and other reusable products, primarily to healthcare providers). Olin director since 1998; Chair of the Directors and Corporate Governance Committee and a member of the Audit Committee, Compensation Committee and the Executive Committee. Mr. Larrimore brings expertise in marketing, sales, strategic planning and general management, as well as substantial experience in mergers and acquisitions.

JOHN M. B. O’CONNOR, 55, is Chairman and Chief Executive Officer of Tactronics Holdings, LLC (a privately held company that provides tactical integrated electronic systems to the military, civil service, Homeland Security and manufacturing markets). He also serves as Chairman of J.H. Whitney Investment Management, LLC (a firm which specializes in Hedge Fund and Fund of Fund strategies with particular emphasis in Asian Markets), a position he has held since January 2009. From June 2004 to January 2009, he served as Chief Executive Officer of J.H. Whitney Investment Management, LLC. Previously, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc. (part of the investment manager arm of JP Morgan), Chairman of JP Morgan Incubator Strategies, Inc. (a hedge fund investment arm of JP Morgan) and an Executive Partner of JP Morgan Partners (a private equity firm) and responsible for all proprietary and client Hedge Fund and Fund of Fund activities of JP Morgan, in addition to his responsibilities as a Senior Private Equity Manager. He was also a member of the Risk Management Committee of JP Morgan Chase, which is responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and an MBA degree from Columbia University Graduate School of Business. Mr. O’Connor serves as a Director of the Fund for Public Health in the City of New York (a public-private partnership which manages the City’s healthcare preparedness for bioterrorism threats) and is a trustee of the China Institute (the oldest institution in America focused on the U.S.-China relationship). Mr. O’Connor also serves on the boards of the Fund for the City of New York (an organization which develops and helps implement innovations in policy, programs, practices and technology in order to advance the functioning of government and nonprofit organizations) and The Animal Care and Control Center in the City of New York as well as North Carolina Outward Bound. Mr. O’Connor serves in a pro-bono capacity for the U.S. Department of Defense. He is a member of the Command Advisory Group of both the United States European Command and the United States Southern Command in addition to other temporary task forces. Olin director since 2006; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. O’Connor’s hedge fund and investment banking experience allow him to contribute broad financial and global expertise.

The terms of the following directors will continue after the 2010 annual meeting, as indicated below.

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2011

GRAY G. BENOIST, 57, serves as Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer of Belden, Inc. (a designer, manufacturer and marketer of signal transmission solutions, including cable, connectivity and active components for mission-critical applications in markets ranging from industrial automation to data centers, broadcast studios, and aerospace). From August 2006 until February 2009 he served as Vice President, Finance and Chief Financial Officer of Belden, Inc. In February 2009, he assumed the title of Senior Vice President, Finance and Chief Financial Officer of Belden, Inc. and in November 2009 added the title of Chief Accounting Officer. Mr. Benoist was previously Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc. (a business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions). During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group. He has a bachelor’s degree in Finance & Accounting from Southern Illinois University and an MBA degree from the University of Chicago. Olin director since 2009; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. Benoist’s chief financial officer experience provides him with valuable financial and accounting expertise.

RICHARD M. ROMPALA, 63, retired in July 2005 from his position as Chairman of The Valspar Corporation (a manufacturer and distributor of paints and coatings). Mr. Rompala served as Chairman of Valspar from 1998 until July 2005, Chief Executive Officer from 1995 through February 2005 and President from 1994 through 2001. Prior to 1994, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. (a manufacturer of coatings, glass and industrial and specialty chemicals). Mr. Rompala holds a bachelor’s degree in chemistry and a bachelor’s degree in chemical engineering from Columbia University and an MBA degree from Harvard Business School. Olin director since 1998; Lead Director, Chair of the Compensation Committee and member of the Audit Committee, Directors and Corporate Governance Committee and the Executive Committee. Mr. Rompala’s broad executive management experience provides him with in-depth knowledge of manufacturing and chemicals companies.

JOSEPH D. RUPP, 59, is Chairman, President and Chief Executive Officer of Olin. He has served as Chairman of Olin since July 2005 and held the positions of President and Chief Executive Officer since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations, and was responsible for all Olin business operations including the former Brass Division (which became part of the former Metals Group in 2002), Winchester and Chlor Alkali Products. He joined Olin’s Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass Division manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a bachelor’s degree in metallurgical engineering from the University of Missouri, Rolla. Mr. Rupp serves on the board of directors of Quanex Building Products Corporation (a manufacturer of value-added engineered materials and components serving building products markets). Olin director since 2002; Chair of the Executive Committee. Mr. Rupp’s extensive history at Olin, together with his board service at other companies, provides him with in-depth knowledge of Olin’s business and the industry.

CLASS III

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2012

DONALD W. BOGUS, 63, retired in January 2009 from his position as Senior Vice President of The Lubrizol Corporation and President of Lubrizol Advanced Materials, Inc., a wholly-owned subsidiary of The Lubrizol Corporation (a global supplier of high performance specialty products for personal care, coatings, plastics, and various industrial products), a position he had held since June 2004. Mr. Bogus joined Lubrizol in April 2000 as Vice President and his duties included responsibility for the Fluid Technologies for Industry business section and he served as the head of mergers and acquisitions. Prior to joining Lubrizol, he was an Executive Officer at PPG Industries, Inc. (a manufacturer of coatings, glass and industrial and specialty chemicals) where he served as Vice President of Specialty Chemicals and Vice President of Industrial Coatings. Mr. Bogus earned a bachelor’s degree in biology and chemistry from Baldwin Wallace College. He serves on the Board of Trustees for Baldwin Wallace College and on their Business Division’s Business Advisory Board. Olin director since 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bogus’ executive management positions have provided him with expertise in the chemicals industry, as well as merger and acquisition experience.

PHILIP J. SCHULZ, 65, was Managing Partner of PricewaterhouseCoopers (a registered public accounting firm) Hartford, Connecticut office until his retirement in July 2003. Mr. Schulz also served as the Hartford office leader of PwC’s Consumer & Industrial Products & Services industry group. He joined Coopers & Lybrand in 1967 and was Managing Partner of the Hartford office at the time of the merger of Coopers & Lybrand and Price Waterhouse in 1998. He was a member of the Firm Council and was a trustee of the PwC Foundation. He also served as a regional technical consultant and SEC reviewer and was assigned to the firm’s national office for two years. Olin’s board of directors has determined that Mr. Schulz qualifies as an “audit committee financial expert” for Olin under applicable SEC rules. Mr. Schulz earned a bachelor’s degree in accounting from Niagara University and also completed the Tuck Executive Program at Dartmouth College. He is a director and audit committee chair of The Connecticut Bank & Trust Company (a state banking institution). Mr. Schulz is also trustee emeritus of St. Joseph College; a director of St. Francis Hospital; a director of the Lake Sunapee Protective Association and is on the board of trustees of The McLean Fund. Olin director since 2003; Chair of the Audit Committee and a member of the Directors and Corporate Governance Committee and the Executive Committee. Mr. Schulz’s public accounting background provides him with invaluable financial and accounting expertise.

VINCENT J. SMITH, 60, served as President and Chief Executive Officer of Dow Chemical Canada, a subsidiary of The Dow Chemical Co. (a diversified chemical manufacturing company) from 2001 until his retirement in 2004. From 1972 to 2000, he held positions of increasing responsibility in engineering, manufacturing and management, including the position of Business Director for Dow’s global chlor alkali assets. Mr. Smith has an extensive background in the chlor alkali industry. Mr. Smith earned a bachelor’s degree in chemical engineering from McMaster University. He is a member of the board of directors of Climate Change Central (a not-for-profit organization that brings private and public sector leaders together to find an effective way to manage climate change challenges in the province of Alberta, Canada). Olin director since 2008; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Smith’s executive service has provided him with valuable international and manufacturing experience, together with extensive knowledge of the Chlor Alkali industry.

CORPORATE GOVERNANCE MATTERS

How many meetings did board members attend?

During 2009, the board held nine meetings. As part of each board meeting, the non-executive directors met in executive session. All directors attended at least 75% of the meetings of the board and committees of the board on which they served. All of our directors attended the 2009 annual shareholders meeting. Our policy regarding directors’ attendance at the annual shareholders meeting is that they are required to attend, absent serious extenuating circumstances.

Which board members are independent?

Our board has determined that all of its members, except Mr. Rupp, are independent in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance. In determining independence, the board confirms that a director has no relationship with Olin that violates the “bright line” independence standards under the NYSE listing standards. The board also reviews whether a director has any other material relationship with Olin, after consideration of all relevant facts and circumstances. In assessing the materiality of a director’s relationship to Olin, the board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

In 2009, our board of directors adopted a bright line test for the types of de minimis transactions that do not warrant board consideration when making director independence determinations. This policy provides that any transaction or series of transactions between Olin (or its subsidiaries) and a director (or an organization in which he/she serves as a director, partner, shareholder or officer) does not impair that director’s independence if the transactions are for the purchase or sale of products or services that (i) involve less than $50,000 in the aggregate in any 12-month period and (ii) have the same pricing and other terms and conditions as transactions with unrelated and similarly situated customers or suppliers. Accordingly, in making its determination of director independence, the board did not consider transactions that fell within these parameters.

During 2009, one of our directors, John M. B. O’Connor, purchased approximately $9,000 of ammunition from Olin and a gun club of which Mr. O’Connor is a member and director, purchased approximately $46,000 of ammunition from Olin. Our board determined that these transactions did not impair Mr. O’Connor’s independence because the total amount involved was not significant to Olin and the purchases were on our customary terms and conditions for unrelated third parties. Although Mr. O’Connor serves as an appointee on the Command Advisory Groups (as noted in his biographical information above), the board did not consider sales of ammunition by our Winchester Division to the service branches of the Department of Defense to be relevant to determining Mr. O’Connor’s independence, given the nature of Mr. O’Connor’s service and the fact that those Command Advisory Groups have no involvement in sourcing materials.

In 2009, we matched charitable contributions made by several directors under our 50% matching contribution program, which is available to all employees. None of those amounts exceeded $5,000 and our board determined that such minimal charitable contribution matches do not constitute the type of relationship that could impair a director’s independence.

Does Olin have corporate governance guidelines and a code of conduct?

The board has adopted Principles of Corporate Governance and a Code of Conduct. The Code of Conduct applies to our directors and all of our employees, including our chief executive officer, chief financial officer, and principal accounting officer/controller. We discuss certain provisions of these documents in more detail below under the heading “Review, Approval or Ratification of Transactions with Related Persons.”

Each of our three major standing board committees (Audit, Compensation and Directors and Corporate Governance) acts under a written charter adopted by the board. All of these documents can be viewed on our website at www.olin.com in the Governance section under Governance Documents and Committees. In addition on that website, we will disclose any amendment to, or waiver from, a provision of our Code of Conduct for our directors and executive officers, including our chief executive officer, chief financial officer, principal accounting officer/controller or other employees performing similar functions.

Do Olin’s board and committees conduct evaluations?

As required by NYSE rules, Olin’s board of directors as well as its Audit, Compensation and Directors and Corporate Governance Committees each conduct an annual performance evaluation.

What are the committees of the board?

Our committees of the board are:

The Audit Committee, which held eight meetings during 2009, advises the board on internal and external audit matters affecting us. The audit committee acts under a written charter adopted by the board in 1997, and reviewed and updated in 2008. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the audit committee is comprised solely of directors who meet the enhanced independence standards for audit committee members under the Securities Exchange Act of 1934 (Exchange Act) and the related rules as incorporated into the NYSE standard for independence. Its members are: Philip J. Schulz, Chair, Gray G. Benoist, Randall W. Larrimore, John M. B. O’Connor and Richard M. Rompala. The board has determined that Philip J. Schulz meets the SEC definition of an “audit committee financial expert” and that each of the members of the audit committee is financially literate, as such term is interpreted by the board in its business judgment. The audit committee:

•	has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;

•

reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;

•	pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;

•	reviews its charter annually and publishes the charter in the annual meeting proxy statement in accordance with SEC regulations;

•

reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our Form 10-K and Form 10-Qs before filing or distribution;

•	reviews with management and our independent registered public accounting firm the interim financial results and related press releases before issuance to the public;

•	reviews audit plans, activities and reports of our internal and regulatory audit departments;

•	reviews the presentations by management and our independent registered public accounting firm regarding our financial results;

•	monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

•	monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;

•	monitors the Company’s Enterprise Risk Management process and related insurance programs;

•	oversees our ethics and business conduct programs and procedures;

•	reviews the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and

•	has the authority to hire its own independent advisors.

The Compensation Committee, which held six meetings during 2009, sets policy, develops and monitors strategies for, and administers, the programs that are used to compensate the chief executive officer and other senior executives. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the compensation committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Richard M. Rompala, Chair, Donald W. Bogus, C. Robert Bunch, Randall W. Larrimore and Vincent J. Smith. The compensation committee:

•	approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;

•	approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;

•	administers the incentive compensation plans, stock option plans, and long-term incentive plans;

•	annually evaluates the performance of the chief executive officer;

•	performs settlor functions for the Company’s benefit plans such as establishing, designing and amending employee benefits;

•	approves executive and change-in-control agreements;

•	advises the board on the compensation of directors;

•

reviews and discusses our Compensation Discussion and Analysis with management and, based on that review, makes a recommendation to the Board of Directors regarding inclusion of the Compensation Discussion and Analysis in our annual proxy statement or annual report on Form 10-K filed with the SEC; and

•	has the authority to hire its own independent advisors.

The compensation committee’s charter authorizes the committee to delegate certain responsibilities to internal and independent accountants, internal and outside lawyers and other internal staff.

The Directors and Corporate Governance Committee, which held three meetings during 2009, assists the board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Randall W. Larrimore, Chair, Gray G. Benoist, Donald W. Bogus, C. Robert Bunch, John M. B. O’Connor, Richard M. Rompala, Philip J. Schulz and Vincent J. Smith. The directors and corporate governance committee:

•	makes recommendations to the board regarding the election of the chief executive officer;

•	reviews the nominees for our other officers;

•	makes recommendations to the board regarding the size and composition of the board and the qualifications and experience that might be sought in board nominees;

•	seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and renomination as directors;

•	assesses whether the qualifications and experience of board nominees meet the current needs of the board;

•	reviews plans for management development and succession;

•

periodically reviews corporate governance trends, issues and best practices and makes recommendations to the board regarding the adoption of best practices most appropriate for the governance of the affairs of the board;

•	reviews and makes recommendations to the board regarding the composition, duties and responsibilities of various board committees;

•	reviews and advises the board on such matters as protection against liability and indemnification;

•	reports periodically to the board on the performance of the board itself as a whole; and

•	has the authority to hire its own independent advisors.

The Executive Committee meets as needed in accordance with our Bylaws. Between meetings of the board, the executive committee may exercise all the power and authority of the board (including authority and power over our financial affairs) except for matters reserved to the full board by Virginia law and matters for which the board gives specific directions. During 2009, this committee held no meetings. The executive committee members are: Joseph D. Rupp, Chair, Randall W. Larrimore, Richard M. Rompala and Philip J. Schulz.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee during 2009:

•	served as an employee for Olin during that year,

•	is currently or has ever been an officer of Olin, or

•	had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers:

•	serve on the compensation committee of any other company for which one of our directors serves as an executive officer, or

•	serve on the board of directors of any other company where a member of our Compensation Committee serves as an executive officer.

What is Olin’s director nomination process?

Our directors and corporate governance committee acts as our nominating committee. As a policy, the committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that the board chair and CEO, lead director, other directors, employees and shareholders, may recommend director nominees to the committee. The committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. The committee reviews and evaluates each nominee and the committee chair, the board chair and CEO and lead director interview the potential board candidates selected by the committee. The interview results, along with the committee’s recommended nominees, are submitted to the full board.

Our Principles of Corporate Governance describe criteria for new board members to include recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. The committee is tasked with seeking board members with the personal qualities and experience that taken together will ensure a strong board of directors. Although we have no formal policy on diversity for board members, our Principles of Corporate Governance provide that racial and gender diversity are important factors in assessing potential board members, but not at the expense of particular qualifications and experience required to meet the needs of the board. Furthermore, as part of the committee’s review of board composition, the board considers not only racial and gender diversity but diversity of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective board. Our Principles of Corporate Governance cite strength of character, an inquiring and independent mind, practical wisdom, and mature judgment as among the principal qualities of an effective director.

This year, we have three nominees standing for re-election.

A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to the board of directors in care of the Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. The notice may be sent at any time, but for a candidate to be considered by the committee as a nominee for an annual shareholder meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy statement. For example, for candidates to be considered for nomination by the committee at the 2011 annual meeting, we must receive the information from shareholders on or before October 12, 2010.

In addition to shareholders proposing candidates for consideration by the committee, Olin’s Bylaws allow shareholders to directly nominate individuals at the annual shareholder meeting for election to the board by delivering a written notice as described under the heading “How can I directly nominate a director for election to the board at the 2011 meeting?” on page 6 under the heading “Miscellaneous” above. Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

What is your board leadership structure?

Our Principles of Corporate Governance state that our board may select either a combined CEO board chair coupled with a lead director or appoint a board chair who does not also serve as CEO. Currently, our CEO also serves as chairman of the board, and the board selects a separate independent lead director.

The board believes that this leadership structure is best for Olin at the current time, as it appropriately balances the need for the CEO to run the company on a day-to-day basis with significant involvement and authority vested in an outside independent board member—the lead director. The role of our lead director is fundamental to our decision to combine the CEO and board chair positions. Our lead director assumes many functions traditionally within the purview of a chairman of the board. Under our Principles of Corporate Governance, our lead director must be independent, and is responsible for:

•	advising on the board meeting schedule to ensure that the independent directors can perform their duties responsibly without interfering with company operations,

•	approving agendas for board and committee meetings and information sent to the board,

•	advising on quality, quantity, and timeliness of the flow of information from management to independent directors,

•	interviewing all board candidates, and making recommendations on candidates,

•	chairing all executive sessions of the board’s independent directors,

•	acting as principal liaison between the independent directors and the chair on sensitive issues,

•	recommending membership and chairs of board committees,

•	calling meetings of the independent directors, and

•	being available for direct communication if requested by major shareholders, as appropriate.

How does your board oversee Olin’s risk management process?

Our board is responsible for oversight of Olin’s risk assessment and management process. The board delegated to the compensation committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to the board on its review. Our board also delegated tasks related to risk process oversight to our audit committee, which reports the results of its review process to the board. The audit committee’s process includes:

•	a review, at least annually, of our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process, and

•

a review, at least annually, of our enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place, including discussion of the major risk exposures identified by Olin, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

In addition to the reports from the audit and compensation committees, our board periodically discusses risk oversight, including as part of its annual detailed corporate strategy review.

Frank M. O’Brien, Vice President, Internal Audit, reports directly to our audit committee and has direct and unrestricted access to that committee. John E. Fischer, our Vice President and Chief Financial Officer, oversees our ERM process and fulfills the responsibilities of a chief risk officer. Mr. Fischer reports to the Chairman, President and CEO of the Corporation, but has direct access to our audit committee chair. Messrs. Fischer and O’Brien, individually or with other members of our management team, periodically meet in executive session with the audit committee.

Report of the Audit Committee

The audit committee’s primary responsibility is to assist the board in its oversight of the integrity of the Corporation’s financial reporting process and systems of internal control, to evaluate the independence and performance of the Corporation’s independent registered public accounting firm, KPMG LLP, and internal audit functions and to encourage private communication between the audit committee and KPMG and the internal auditors.

The committee held eight meetings during the year. During the second half of 2009, the audit committee also completed a self-assessment.

In discharging its responsibility, the audit committee reviewed and discussed the audited financial statements for fiscal year 2009 with Management and KPMG, including the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees.

In addition, the audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence. The audit committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. The audit committee also negotiated the hiring of KPMG for the 2009 audit and pre-approved all fees which SEC rules require the committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.

Based on the audit committee’s discussions with management and KPMG and the audit committee’s review of KPMG’s written report and the other materials discussed above, the audit committee recommended that the board of directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the SEC.

February 18, 2010

Philip J. Schulz, Chair

Gray G. Benoist

Randall W. Larrimore

John M. B. O’Connor

Richard M. Rompala

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by each director, director nominee and by the named executive officers in the Summary Compensation Table?

This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2010. Those persons include each director, director nominee, each named executive officer (NEO) in the Summary Compensation Table on page 34, and all directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	No. of Shares Beneficially Owned (a)	Percent of Common Stock (b)
Gray G. Benoist	8,623	—
Donald W. Bogus	23,089	—
C. Robert Bunch	34,752	—
Randall W. Larrimore	58,535	—
John M. B. O’Connor	35,156	—
Richard M. Rompala	77,741	—
Philip J. Schulz	35,097	—
Vincent J. Smith	11,956	—
Joseph D. Rupp	1,040,659	1.3
John E. Fischer	180,407	—
George H. Pain	88,163	—
John L. McIntosh	181,683	—
Richard M. Hammett	79,663	—
Directors and executive officers as a group, including those named above (17 persons)	2,117,116	2.6

(a)	Includes shares credited under the CEOP on January 15, 2010, phantom stock units credited to deferred accounts under the Directors Plan, and shares that may be acquired within 60 days (by March 15, 2010) through the exercise of stock options as follows:

Name	Number of Phantom Stock Units Held in Director Deferred Accounts*	Number of Shares Subject to Options Exercisable in 60 days
Mr. Benoist	8,623	—
Mr. Bogus	16,092	—
Mr. Bunch	34,752	—
Mr. Larrimore	45,449	—
Mr. O’Connor	27,531	—
Mr. Rompala	77,241	—
Mr. Schulz	23,527	—
Mr. Smith	7,934	—
Mr. Rupp	—	878,034
Mr. Fischer	—	158,492
Mr. Pain	—	75,251
Mr. McIntosh	—	154,334
Mr. Hammett	—	52,834
Directors and executive officers as a group, including those named above (17 persons)	241,148	1,540,855

*	Such shares have no voting rights.
(b)	Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.

Review, Approval or Ratification of Transactions with Related Persons

Our Principles of Corporate Governance and our Code of Conduct include policies and procedures requiring pre-approval of certain transactions involving our directors and employees and their family members and affiliated organizations if Olin is a direct or indirect participant. The policies define “family member” to mean a spouse, child, sibling, stepchild, stepparent, mother-, father-, son-, daughter-, or sister- in-law, or any other person living with the individual (except tenants and household employees). Affiliated organizations include those entities where the individual or family member serves as a director, executive officer or holder of 5% or more of the equity interests.

Our Principles of Corporate Governance require the directors and corporate governance committee (or, if that committee determines it is appropriate, the board) to pre-approve the following transactions with directors, family members and affiliated organizations:

•	charitable contributions of more than $10,000 in a fiscal year,

•

transactions involving more than $120,000 (individually or in the aggregate) in a fiscal year (other than purchases or sales of goods and services contracted for by Olin business units in the normal course of business),

•	transactions in excess of $120,000 in a fiscal year for consulting or personal services,

•	transactions in excess of $120,000 in a fiscal year directly with (or involving direct compensation to) a director or family member, and

•	transactions (even in the ordinary course of business) involving the greater of $1 million or 2% of consolidated gross revenues of either Olin or the other party.

Our Code of Conduct and related Corporate Policy Statement require the approval of the board of directors before an officer may serve as a director or provide services to another organization (as an officer, employee, consultant, etc.). Any such service by other employees must be pre-approved by our President and CEO, if the potential for a conflict of interest exists. These provisions also prohibit any employee or family member from having any direct or indirect interest in, or any involvement with or obligation to, any business organization (including any non-profit entity to which Olin makes contributions) which does or seeks to do business with Olin, or any Olin competitor, without pre-approval from the employee’s department head.

In granting pre-approval, the directors and corporate governance committee, board members and management focus on the best interests of Olin.

In addition to the pre-approval process described above, our Code of Conduct and related Corporate Policy Statements prohibit any director or employee from engaging in a transaction that might conflict with the best interests of Olin.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC, and these persons must furnish us with copies of the forms they file. Officers, directors and ten-percent beneficial owners complied with all Section 16(a) filing requirements in 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

We design our executive compensation policies and programs to attract, motivate and retain the highest quality executives, with a focus on shareholder return. Our goal is to compete in the market for people with the talent and skills we believe necessary to our success. We construct our executive compensation program and its various components to reflect market practices. Several components of executive compensation vary with our results to align our executives’ interests with those of our shareholders and provide a motivational element. We also design our program to provide an incentive to executives to achieve other strategic objectives consistent with our goals.

General Executive Compensation Process

Our compensation committee consists of directors determined to be independent under the NYSE listing criteria. The committee establishes total compensation opportunities (and each of the individual elements) for Joseph D. Rupp, Chairman, President and Chief Executive Officer (the CEO). The committee also approves compensation of the other named executive officers (NEOs) based on recommendations by the CEO.

To assist it in performing its duties, the committee engages Exequity LLP, an independent board and management advisory firm. Exequity does no other work for Olin and so provides the committee with independent advice. In 2009, the committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services.

As advisor to the compensation committee, Exequity reviewed the total compensation strategy and pay levels for our NEOs, examined all aspects of our executive compensation programs to ensure their ongoing support of our business strategy, informed the committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the committee on all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management. The committee routinely meets in executive session (without the CEO or other officers present). As appropriate, Exequity attends some of those executive sessions. In addition to the committee’s retention of Exequity, Olin periodically retains one or more other compensation consulting firms to provide general services, such as actuarial services for pension plans.

Benchmarking

Our compensation consultant provides significant market data to the committee, including an annual assessment of our relative position among a group of over 250 general manufacturing and services companies that we have used for benchmarking in the past several years, including 2009. This group of companies consists of the entire community of manufacturing and services companies that participate in the Hewitt Associates Total Compensation DataBase™ (the DataBase), excluding companies that operate in energy services, retail, health services and financial sectors. Our committee reviews revenue-adjusted data from this cross-section of companies. We sometimes refer to this revenue-adjusted group as the “comparator group.” Our reliance on pay practices among a community as large and varied as the comparator group reflects the committee’s belief that our labor market for executive talent extends beyond the limited group of chemical and ammunition companies and spans all of the relevant manufacturing and services community. The committee believes that the comparator group is a good representation of that labor pool, as the DataBase is a widely respected source of executive compensation information. Our decision to rely on it for competitive pay information ensures that a reputable and unrelated organization actively secures and analyzes the compensation data on which our committee bases its judgment about appropriate levels of pay for our executive officers. Throughout this Compensation Discussion and Analysis, references to “competitive data” or “market” mean this statistical summarized data for the comparator group.

The data relied upon by the committee were a statistical summary of the pay practices for the companies in the comparator group, and were not representative of any individual company. In fact, the committee does not know the identity of the companies whose pay practices are reflected in the DataBase, nor does it receive information with respect to pay practices at any individual company included in the DataBase. Instead, the committee considered the median pay levels in the comparator group after adjusting the pay practices for an observable relationship between executive pay levels and company size and relied on those statistical representations as typifying revenue-adjusted general industry norms. It was against these norms that the committee drew its conclusions about the appropriateness of the executive officer pay levels and based its decisions about 2009 pay adjustments.

Elements of Compensation

Overview.    The committee determines the total target compensation level for the CEO, as well as the appropriate mix of the compensation elements, based on prevailing practices in the comparator group. The CEO relies on comparator group standards to recommend, for the committee’s review and approval, the levels and mix of elements for all of our executive officers. Although the committee is not bound to mirror the comparator group standards when it makes decisions on compensation levels and the mix of elements, the committee generally relies heavily on the identified competitive norms to ensure that we can compete for executive talent. Certain components of executive compensation (such as portions of change in control payments) are based directly on salary and annual cash incentive. Other target components of compensation are linked to salary—for example annual and long-term incentive awards.

For compensation in each of the last three years, the committee also reviewed the relationship between the CEO’s compensation and the compensation for the other NEOs. The committee determined that the pay relationships are appropriate in light of the committee’s understanding of the typical pay relationships at other companies.

We list the primary elements of our executive compensation below, together with relevant information about each element:

Compensation Element	Purpose	Factors Used to Determine Amount	Percentage of 2009 Annual Compensation*
Annual Base Salary	• Rewards day-to-day value of executives consistent with the market	• Median salaries of the comparator group • Scope of responsibilities • Time in position • Value of the employee in the market • Historic individual performance	• CEO—19.7% • Other NEOs—30.4%

Compensation Element	Purpose	Factors Used to Determine Amount	Percentage of 2009 Annual Compensation*
Target Annual Cash Incentive Award	• Ties compensation to investor returns • Motivates executives to achieve short term financial targets and non-financial strategic objectives • Communicates key goals of the company to executives

•       Criteria for all NEOs:

1.      Earnings per share

2.      Performance on key annual operational factors and non-financial goals that we believe are important to our long-term success

•       Primary criteria for heads of operating units:

1.      Cash flow

2.      Return on capital

3.      Operating Income

• CEO—19.7% • Other NEOs—17.4%

Long Term Incentive

•       Ties compensation to investor returns

•       Motivates executives to achieve long-range goals that benefit shareholders

•       Aligns financial interests of executives and shareholders

•       Motivates executives with goals tied to shareholder returns

•       Number of stock options granted based on total return to shareholders

•       Performance share payouts for executive officers based on our return on capital compared to the 57 materials companies included in the S&P 1000 plus selected direct competitors**

•       Level of target awards for each NEO based on practices of comparator group

• CEO—60.6% • Other NEOs—52.2%

Retirement and Severance Benefits

•       Retention of key executives

•       Rewards long-term service and provides financial security

•       Ensures that managers are personally indifferent to the outcome of a transaction in a change in control situation

		• Programs offered by competitors • Employee’s length of service (for defined benefits, which were frozen on 12/31/07)	Not Applicable

*	Annual compensation consists of the base salary received in 2009, the target bonus opportunity for 2009 and the fair value of equity awards granted in 2009. Readers may not be able to derive these percentages using the amounts in the Summary Compensation Table.
**	We refer to this group of companies as the Performance Share Comparison Group. The selected direct competitors are Occidental Petroleum Corporation, Alliant Techsystems, PPG Industries, Inc., The Dow Chemical Company and Westlake Chemical Corporation.

The percentage of total compensation allocated to each element varies by individual. The committee determines the appropriate mix of these elements after considering prevailing practices in the comparator group. Our executives also participate in certain other benefits, such as general health, life and disability insurance plans, most of which are available to all salaried employees.

As a guideline, the committee intends that expenditures with respect to base salaries, total cash compensation (salary and annual cash incentive), and total compensation (total cash compensation plus the grant date value of long-term incentive awards) approximate the median of the comparator group. The committee believes that managing overall pay to the market median allows us to attract, motivate, and retain the quality executive talent Olin needs. Actual pay levels for any individual NEO, however, may be below or above the median. The following table illustrates our pay objectives and our target compensation positioning for our named executive officers in 2009:

	Base Salary	Total Cash	Total Compensation
Pay Objective	Median	Median	Median
Actual Position (relative to objective)	1.5% above median	1.3% above median	3.1% above median

Our general practice for an executive who is new in his/her position is to establish compensation below the market, and to increase it to market level over the first several years, assuming that performance warrants such increases. Other material increases in compensation generally relate to promotions or added responsibilities. For example, when Mr. Rupp became CEO in 2002, his base salary was well below the median of the comparator group, largely to reflect his short tenure as our CEO. During the past three years, Mr. Rupp’s salary has been near the median level of the comparator group.

Salary.    The committee generally makes salary adjustments for the NEOs on an annual basis, but when warranted by cash flow considerations, this period has been extended to 18 months or more, and we have frozen executive base salaries for periods of time. In the past 10 years, we have not decreased base salary for any NEO.

After reviewing comparator group practices, the committee determined that increases were required in 2009 to ensure that salaries for our executive officers approximated the market median. The committee approved the following salaries for our NEOs, effective April 1, 2009: Mr. Rupp - $880,000; Mr. Fischer - $415,000; Mr. Pain - $390,000; Mr. McIntosh - $370,000; and Mr. Hammett - $290,000. In each instance, the approved increase reflected the committee’s assessment of:

•	the officer’s trailing salary position relative to the market median,

•	his experience and length of service in his role,

•	his substantial contribution to our strong 2008 performance,

•	his individual contribution to the successful integration of our Pioneer acquisition into our Chlor Alkali Products division, and

•	his potential to make future contributions to Olin’s success.

Annual Cash Incentive (Non-equity Incentive Plan Compensation).    NEOs participate in the Senior Management Incentive Compensation Plan, or SMICP, an incentive plan approved by our shareholders. The SMICP provides NEOs with annual cash incentive opportunities comparable to the terms and conditions for awards of cash bonuses to our other executives (who participate in our Management Incentive Compensation Plan, or MICP). Using the SMICP for our NEOs allows us to deduct payments to those individuals subject to the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

The mechanics of the SMICP operation in 2009 were as follows:

•	At the start of the year, Exequity informed the committee of the median percentage of net income allocated by the comparator group to fund their annual incentives.

•

The committee then considered and approved 6% of 2009 income to be set aside to fund our maximum annual cash incentives for both the SMICP and the MICP (with income calculated as 2009 earnings per share (EPS) multiplied by the weighted average number of shares outstanding in 2009, where EPS represents consolidated net income before the after-tax effect of special charges or gains or the cumulative effect of a change in accounting, divided by the weighted average number of shares outstanding on a fully diluted basis).

•

The committee allocated 30% of the formulated maximum incentive pool to fund a maximum award for the CEO, 20% to fund maximum awards for the second and third highest paid NEOs and 15% to fund maximum awards for the fourth and fifth highest paid NEOs.

•

The committee exercised its discretion after the end of 2009 to award to each NEO such portion of his maximum award as the committee deemed appropriate, based on our earnings per share performance and the individual officer’s contribution to those results, as discussed below.

Although the committee exercises discretion to reduce annual incentives under the SMICP, it may not increase the payments above the maximum amounts established as described above, and the payout under the SMICP may not exceed 200% of the executive’s base salary. When using its discretion to reduce annual incentives for 2009, the committee examined achievement with respect to financial goals and non-financial strategic accomplishments. In determining SMICP payments for NEOs with company-wide responsibility (Messrs. Rupp, Fischer and Pain), the committee considered (i) Olin’s financial performance, especially the generation of net income of $87.4 million and $1.11 of earnings per share (net of gains from sales of real estate and scrap, recoveries from environmental and Canadian tax settlements and asset retirement expenses) both of which were lower than in 2008, (ii) balanced by other accomplishments relating to the satisfaction of strategic sales goals, substantial operational savings, and improvements in safety, days away frequency rates and environmental performance. The committee also considered, in connection with the determination of the payment for Mr. Fischer, his effective and highly beneficial management of our debt obligations and balance sheet, and, for Mr. Pain, his successful efforts to secure extraordinary insurance recoveries that provided Olin with an exceptional level of incremental cash flow. In consideration of these results, the committee used its discretionary assessment of NEO performance for the year and approved the SMICP payments identified in the Summary Compensation Table. Each of these approved awards represents a reduction in award level from the recipient’s maximum permissible portion of the SMICP pool.

For Messrs. McIntosh and Hammett, who each have divisional responsibility, the committee adopted a blended consideration of Olin and divisional accomplishments, and applied a more formulaic approach to SMICP award determination. The committee decided that 25% of each officer’s overall award should be a function of company-wide financial and non-financial accomplishments and 75% of his overall incentive award should reflect divisional performance (where division financial objectives were assigned a 75% weight and division non-financial strategic objectives were assigned a 25% weight for the applicable division). The committee’s discretionary decisions with respect to SMICP awards for 2009 reflected, for Mr. McIntosh, the Chlor-Alkali division’s generation of pretax income, operating cash flow, and return on capital, each of which fell below expectations, but was balanced by material improvement in productivity, impressive bleach product sales, bleach strategy implementation, and improved incident rates, and for Mr. Hammett, the Winchester division’s pretax income, operating cash flow, and return on capital, each of which greatly exceeded planned performance, coupled with improved operations, pricing, and safety records. After reviewing these results, the committee used its discretion to approve for Messrs. McIntosh and Hammett the SMICP payments identified in the Summary Compensation Table.

Long Term Incentive Compensation.    In 2009, we allocated the value of long-term incentive compensation awards equally between performance shares and stock options. This combination of awards was deemed by the committee to optimize our emphasis on achieving specified performance goals that drive investor value and generating long-term appreciation in Olin’s stock price. The committee makes all equity awards to executive officers (both performance shares and stock options). The committee believes that its determination of stock option and performance share awards is highly representative of external market practices, based on information on the comparator group.

All long-term incentive compensation plan participants are assigned target award levels at dollar values deemed by the committee to be competitive with external market practices, based on information on the comparator group. The sum of all individual target awards represents our overall long-term incentive award value. The process the committee follows to determine stock option and performance share awards is described below.

Performance Shares.    Half the value of each participant’s 2009 long-term incentive target award value was delivered in performance shares. The number of performance shares awarded to each participant was formulated by dividing half the participant’s target award value by the economic value of a performance share. Each executive received a target number of performance shares in early 2009, which vest at the end of 2011. The total number of performance shares that vest may vary between 25% and 150% of the target number. The actual number of performance shares that vest depends on our average annual return on capital for the three years ending December 31, 2011, in relation to the average annual return on capital among the Performance Share Comparison Group for that period, as set forth in more detail in the chart below:

Olin average annual return on capital for three-year period compared to Performance Share Comparison Group:	Percentage of target number of performance shares that vest:
Quintile 5	150%
Quintile 4	125%
Quintile 3	100%
Quintile 2	50%
Quintile 1	25%

Olin’s return on capital performance against the Performance Share Comparison Group for the relevant three-year period is determined after the data on the Performance Share Comparison Group become available (typically the summer after the three-year period ends). At that time, the performance shares earned are calculated and paid. The committee believes this performance share program provides a challenging level against which our performance is measured, as evidenced by the following table, which illustrates actual results of the return on capital matrix for each of the last five three-year periods:

Three-Year Period Ended December 31	Olin Return on Capital	Quintile/Percentage Paid (from Table Above)
2008	11.1%	Quintile 4 / 125%
2007	10.3%	Quintile 4 / 125%
2006	9.2%	Quintile 3 / 100%
2005	6.2%	Quintile 2 / 50%
2004	2.1%	Quintile 1 / 25%

Stock Options.    The remaining half of each participant’s long-term incentive target award value is delivered in stock options. Stock options are granted annually from a committee-approved pool of option shares. The pool of stock options available for issuance each year equals half the value of the overall long-term incentive award value, divided by the Black-Scholes value of options for our common stock (not to be lower than 20% of the then-current market price of our common stock). This formulated pool of shares increases or decreases based on our trailing three-year total shareholder return (TSR) compared to the Performance Share Comparison Group, as follows:

Olin three-year TSR compared to Performance Share Comparison Group	Effect on number of shares available for option grants
Top third	+25%
Middle third	No change
Bottom third	-25%

We believe the Performance Share Comparison Group represents our primary competition for investment capital, and therefore comprises an appropriate comparison group for performance purposes. We use TSR, which represents the increase in the fair market value of our common stock over the three-year period, including reinvestment of dividends, to tie executive rewards to our shareholders’ interests. The calculation of TSR includes all dividends paid by the companies, consistent with the calculations for our Performance Graph included in our Form 10-K. As with our performance share program described above, the committee believes that formulating the stock option pool this way heightens the challenging character of the compensation opportunities available to our executives. As the table below demonstrates, our stock option pool increased in size only twice in the past five years:

Three-Year Period Ended December 31	Olin TSR for Period	Comparison to Performance Share Comparison Group	Effect on Stock Option Pool
2009	6.59%	top one-third	125%
2008	1.34%	top one-third	125%
2007	-0.14%	bottom one-third	75%
2006	-2.21%	bottom one-third	75%
2005	12.90%	middle one-third	100%

The number of stock options granted to individual long-term incentive plan participants reflects the portion of the available pool represented by the individual’s target award. The committee (or the CEO, in the case of non-officers) may increase or decrease the option grant for an individual by up to 25% from the target level, although that discretion has not been exercised.

We approve option awards at the first committee meeting each year. In 2010, the first committee meeting was January 22, 2010. At that meeting, the committee approved the granting of options effective on February 5, 2010, with an exercise price of $15.68 per share, the average of the high and low per share sales price of our common stock on the New York Stock Exchange on February 5, 2010. When the first scheduled meeting occurs before or near the time we release our year end earnings report, the committee has granted stock options:

•	with a grant effective date approximately 10 days after the release of year end earnings, and

•	with the exercise price equal to fair market value (defined in our equity plans as the average of the high and low sales prices of our common stock) on the grant effective date.

The practice ensures that the exercise price for stock options reflects all current information. Although we have no formal policy on granting options at a time when inside information may exist, the committee follows the procedure we describe above when necessary to ensure that option exercise prices reflect full disclosure of earnings information. We have not engaged in “back dating” of options, as our policies do not allow back dating. In addition, our equity plans do not permit option grants with an exercise price below the fair market value of our stock on the effective date of the option grant.

Our CEO also has authority to grant a very limited number of options at other times during the year (no more than 50,000 total shares or 5,000 shares per employee), but may not grant options to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act, or “back date” any options. Consistent with the terms of our equity plans, options granted by our CEO may not have an exercise price below the fair market value of our stock on the effective date of the option grant.

Other Compensation.    The committee occasionally approves payments to an individual or group of employees to reflect special circumstances. Effective February 5, 2010, the committee granted special restricted stock units totaling 89,998, to four of the NEOs and 14 other employees. Messrs. Fischer and Pain received a grant for 13,333 shares, Mr. McIntosh received a grant for 6,667 shares and Mr. Hammett received a grant for 3,333 shares. The restricted stock units vest on the earlier of a change in control or the third anniversary of the grant date, if the individual remains an Olin employee until that date, and accrue dividend equivalents until vesting. The committee retains discretionary authority, as it does with all restricted stock awards, to waive conditions for vesting prior to the scheduled vesting date upon termination of employment. These awards serve as a retention incentive for a key group of officers and employees and also reward their extraordinary efforts and contributions to our restructuring activities over the past few years, including the sale of our Metals business and the acquisition and integration of Pioneer Companies, Inc.

We also offer a small number of other personal benefits to groups of employees. We provide some benefits, such as a portion of health insurance premiums and certain retirement benefits, to all salaried employees. We tie these benefits to competitive practices in the market, a practice the committee believes enables us to attract and retain executives with the talents and skill sets we require. Other items, such as certain life insurance benefits and the retirement and change in control benefits described below, are provided only to our NEOs and other senior managers. In addition, we currently provide automobile expenses and financial counseling services to some of our NEOs, but those benefits terminate at the end of 2010.

Retirement Benefits.    We offer retirement benefits as part of the package to recruit and retain employees, as well as to contribute to financial security in post-employment years. Our retirement benefits also reflect an individual’s contributions over his or her career with the company, as those benefits are based in part on the employee’s service. In general, we establish retirement benefits based on comparable programs offered by competitors. The committee believes nonqualified supplemental retirement plans like ours are commonly provided to executives at other companies, and offering these benefits helps us remain competitive for qualified senior-level executive talent. We periodically re-evaluate and update those plans to respond to changes in the market. For example, in 2005, we amended the Qualified Plan to eliminate participation for salaried employees hired on or after January 1, 2005, and as of December 31, 2007, we froze defined benefit pension accruals for salaried participants under the Qualified Plan, Supplemental Plan and Senior Plan. The following chart summarizes the benefits provided under our retirement plans for salaried employees:

Plan Title	Participants/Purpose	Benefits
Olin Corporation Contributing Employee Ownership Plan (the CEOP)—Employee Savings Account	Salaried employees are eligible to make pre-tax contributions (401(k) plan), Roth 401(k) contributions and after-tax contributions.	Salaried employees may contribute up to 80% of eligible compensation (subject to various Code limits, including the 2009 pre-tax contribution limit of $16,500). Olin matched 50% of the first 6% of eligible compensation the employee contributed in 2009.

CEOP—Defined Contribution Retirement Account	Salaried employees—to provide retirement benefits in lieu of benefits formerly provided under the Qualified Plan (prior to benefit accrual freeze)	For salaried employees, Olin makes contributions to the Defined Contribution Retirement Account of 5% or 7.5% (depending on employee age) of eligible compensation.

Olin Corporation Employees Pension Plan (Qualified Plan)	Salaried employees hired before 1/1/05—to provide retirement benefits	Benefit accruals frozen as of 12/31/07 but continued employment counts toward years of service for vesting and early retirement eligibility.

Olin Corporation Supplemental Contributing Employee Ownership Plan (Supplemental CEOP)—Employee Savings Account	Senior management—to compensate for Code limits on CEOP contributions	Eligible employees may make pre-tax contributions on eligible compensation in excess of Code limits and receive Olin matching contributions at the same percentages as the CEOP (as set forth above).

Supplemental CEOP—Defined Contribution Retirement Account	Senior management—to compensate for Code limits on CEOP contributions	Olin makes contributions on eligible compensation in excess of Code limits at the same percentages as the CEOP (as set forth above).

Olin Supplementary and Deferral Benefit Pension Plan (Supplemental Plan)	Senior management—to compensate for Code limits on pensionable compensation under Qualified Plan	Benefit accruals frozen as of 12/31/07 but continued employment counts toward years of service for vesting and early retirement eligibility.

Plan Title	Participants/Purpose	Benefits
Olin Senior Executive Pension Plan (Senior Plan)	Selected members of senior management—benefits in excess of Supplemental and Qualified Plans, based on a higher percentage of pensionable compensation	Benefit accruals frozen as of 12/31/07 but continued employment counts toward years of service for vesting and early retirement eligibility.

The Supplemental CEOP, the Supplemental Plan and the Senior Plan are unfunded, nonqualified deferred compensation plans for the NEOs and a select group of other senior management employees. Because these three plans are unfunded, participants receive benefits only if we have the financial resources to make the payments when due. The committee believes these nonqualified retirement supplements are commonly extended to executives at other companies, and by offering these benefits we remain competitive in the market for qualified senior-level executive talent. We describe the terms of our retirement plans in more detail in the narrative discussion following the table entitled “Pension Benefits” below.

Change in Control Agreements.    We provide change in control agreements to our senior management to ensure that our executives work to secure the best outcome for shareholders in the event of a possible change in control, even if it means that they lose their jobs as a result. As a retention incentive, each of our senior executives also has an agreement that provides certain benefits if the executive’s employment is terminated without cause. These agreements are described in detail under the discussion following the “Summary Compensation Table” and under the caption “Potential Payments Upon Termination or Change in Control.”

The committee gives careful attention to all aspects of executive compensation and for the reasons discussed above remains confident that our executive compensation program satisfies our objectives.

Tax and Accounting Considerations

All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP). We generally do not adjust compensation based on accounting factors, but we consider the tax effect of various types of compensation. The committee considers the Code Section 162(m) limit on deductions for compensation over $1 million, and designs our stock options, the largest portion of our performance shares and our annual cash incentive to meet the exemption for “performance-based” compensation from this deductibility limit. It is possible, however, that portions of these awards will not qualify as “performance-based compensation,” and, when combined with salary and other compensation to an NEO, may exceed this limitation in any particular year.

Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and Olin has taken steps to comply with such rules to the extent applicable.

In early 2009, our board, at the recommendation of the committee, adopted a “clawback” policy that allows Olin to recover all or a portion of payments under the SMICP or the MICP and performance share awards from certain executives. To recover compensation, our board or the committee must determine that the executive was grossly negligent or engaged in intentional misconduct that was a “significant contributing factor” to:

(i)	a restatement of our financial statements or

(ii)	a significant increase in the value of that executive’s incentive awards.

Each executive who participates in the SMICP or the MICP is subject to the clawback policy. Amounts that we recover are not included in calculating that executive’s benefits under our Supplemental CEOP, and our recovery of amounts under the policy does not constitute an event that triggers benefits under our severance agreements.

In addition to the clawback policy, our equity plans provide that if a participant in that plan renders service to one of our competitors, or discloses confidential information without our consent, or violates other terms of the plan, the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.

Our severance arrangements described below under “Potential Payments Upon Termination or Change in Control” provide that we will “gross up” the amount of excise tax due on “excess golden parachute payments” provisions under Code Section 280G. The committee considered this benefit in approving the terms of those agreements.

Stock Ownership Guidelines

We describe our stock ownership guidelines for directors under the heading “Director Compensation” below. Our stock ownership guidelines require executive officers and certain other senior managers to maintain specified ownership levels of our stock, based upon their positions. Under our current guidelines, our CEO is expected to attain stock ownership of at least 150,000 shares, and our other NEOs are expected to hold at least 20,000 shares of our common stock.

We expect an executive to achieve the appropriate ownership level within five years. Our committee monitors compliance with the stock ownership guidelines annually. To determine “stock ownership” under the guidelines, we include, in addition to shares the individual owns outright, restricted stock and restricted stock units, shares held in the executive’s CEOP account, shares subject to vested stock options with an exercise price below the current market price and one-half of the total target performance share awards payable in stock. All of our NEOs met these guidelines as of the end of 2009.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compen- sation (3) ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (4) ($) (h)	All Other Compen- sation (5) ($) (i)	Total ($) (j)
Joseph D. Rupp	2009	875,007	N/A	1,662,594	1,034,688	556,160	1,384,025	208,880	5,721,354
Chairman, President and CEO	2008	850,005	N/A	1,848,600	769,530	928,800	407,961	218,539	5,023,435
	2007	810,006	N/A	1,568,688	799,455	984,000	1,601,439	82,665	5,846,253

John E. Fischer	2009	407,757	N/A	611,052	264,688	180,000	323,718	92,864	1,880,079
Vice President and CFO	2008	378,753	N/A	649,747	159,330	264,600	79,494	98,184	1,630,108
	2007	349,500	N/A	379,241	194,010	264,000	227,612	52,480	1,466,843

George H. Pain	2009	386,499	N/A	510,896	197,313	180,000	339,088	82,843	1,696,639
Vice President, General Counsel and Secretary	2008	372,999	N/A	626,047	149,160	224,640	105,109	105,453	1,583,408
	2007	359,256	N/A	308,337	157,215	247,200	327,926	62,030	1,461,964

John L. McIntosh	2009	365,757	N/A	355,611	168,438	103,835	323,718	77,654	1,395,013
Vice President and President, Chlor Alkali Products Division	2008 2007	348,753 332,751	N/A N/A	395,973 225,063	108,480 117,075	212,895 207,900	110,796 231,975	72,062 44,420	1,248,959 1,159,184

Richard M. Hammett	2009	285,003	N/A	247,909	125,125	224,098	87,550	53,153	1,022,838
Vice President and President, Winchester Division	2008 2007	266,001 251,505	N/A N/A	280,947 180,050	88,140 93,660	142,350 138,165	94,988 161,966	50,295 22,974	922,721 848,320

(1)	The NEOs were not entitled to receive payments which would be characterized as “Bonus” payments. Annual cash incentive payments under the SMICP appear in column (g). Each of the NEOs has one or more agreements that provide for certain severance benefits (including additional benefits in the event of a “change in control”). The provisions of those agreements are described in more detail under the section entitled “Potential Payments Upon Termination or Change in Control.”
(2)	Represents the aggregate grant date fair value of equity awards granted in that year (performance shares and restricted stock in column (e) and options in column (f)), in each case calculated in accordance with ASC Topic 718. Please see the notes entitled “Stock-Based Compensation” and “Accounting Policies—Stock-Based Compensation” in the notes to our audited financial statements included in our annual report on Form 10-K for the fiscal year in which the award was granted for a discussion of the assumptions underlying these calculations. The performance share amounts in column (e) are calculated based on a payout equal to 125% of the target level. Set forth below are the amounts that would have been included for performance share awards, and the total amount in column (e), if the grant date fair value had been based on the highest level of performance (for a payout equal to 150% of the target level):

NEO	2009 Performance Share / Total	2008 Performance Share / Total	2007 Performance Share / Total
Joseph D. Rupp	$1,995,113 /$1,995,113	$2,218,320 /$2,218,320	$1,882,423 /$1,882,423
John E. Fischer	$504,788 / $ 695,183	$455,040 / $ 725,587	$455,078 / $ 455,078
George H. Pain	$384,600 / $ 574,995	$426,600 / $ 697,147	$370,003 / $ 370,003
John L. McIntosh	$312,488 / $ 407,693	$312,840 / $ 448,113	$270,075 / $ 270,075
Richard M. Hammett	$240,375 / $ 287,970	$255,960 / $ 323,607	$216,060 / $ 216,060

(3)	Amounts listed in this column were determined by the committee under our SMICP.

(4)	Amounts reported in this column represent the total increase in the present value of the pension benefits during the applicable year under all of our defined benefit pension plans, and are comprised of the following items:

Increase in Present Value of Pension Benefit Under:
	Year	Qualified Plan	Supplemental Plan	Senior Plan
Joseph D. Rupp	2009	$116,308	$1,267,718	$0	(a)
	2008	$57,438	$350,523	$0	(a)
	2007	$89,447	$1,511,992	$0	(a)

John E. Fischer	2009	$65,949	$218,320	$39,449
	2008	$26,603	$44,797	$8,094
	2007	$50,486	$115,600	$61,526

George H. Pain	2009	$66,574	$194,449	$78,065
	2008	$32,179	$52,038	$20,892
	2007	$67,417	$158,052	$102,457

John L. McIntosh	2009	$89,125	$300,008	$36,951
	2008	$37,455	$65,298	$8,043
	2007	$66,998	$194,112	$0	(b)

Richard M. Hammett	2009	$22,301	$65,429	$0	(a)
	2008	$58,310	$36,678	$0	(a)
	2007	$146,403	$15,563	$0	(a)

(a)	There was no increase in the present value of the pension benefit under the Senior Plan.
(b)	Present value of pension benefit from the Senior Plan decreased by $29,135 in 2007.

Changes in the present value of pension benefits are determined using the assumptions we use for financial reporting purposes. The discount rate was 6.25% for December 31, 2007 and December 31, 2008. For 2009, the discount rate was 5.75% for the Qualified Plan and 5% for the Supplemental and Senior Plans. We used the RP2000 Mortality table for all three years. Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2009 annual report on Form 10-K for a discussion of these assumptions.

To determine the change in the present value of the pension benefits under these plans, we used actual age at December 31, 2009, for Mr. Hammett, the only NEO older than 62, and we used age 62, the first age at which unreduced pension benefits are payable under the Qualified Plan, the Supplemental Plan and the Senior Plan, for all other NEOs.

Generally, the Senior Plan provides a 50% benefit to the executive’s surviving spouse (which we refer to as a “joint and survivorship benefit”) without an actuarial reduction in payments during the executive’s lifetime. An executive also can elect to have payments under the Qualified Plan and the Supplemental Plan extend for the remainder of his or her spouse’s lifetime, but such an election results in an actuarial reduction to benefits paid under those plans. Benefits paid from the Senior Plan are increased by the amount of the actuarial reduction under the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit. In accordance with the SEC regulations, the pension benefits in the Summary Compensation Table reflect benefits payable in the form of a single life annuity payable only during the life of the executive, and do not reflect any joint and survivorship benefit.
(5)	Amounts reported in this column for 2009 are comprised of the following items:

Executive Officer	Life Insurance Premiums (a)	CEOP/ Supplemental CEOP Match (b)	CEOP/ Supplemental CEOP—Retirement Account (c)	Perquisites and other Personal Benefits (d)
Joseph D. Rupp	$41,190	$26,250	$135,285	$6,155
John E. Fischer	$11,569	$12,233	$50,427	$18,635
George H. Pain	$9,998	$11,595	$45,835	$15,415
John L. McIntosh	$11,390	$10,972	$43,399	$11,893
Richard M. Hammett	$13,002	$7,350	$32,051	$750

(a)	The key executive life insurance program consists of three types of benefits: active employee life insurance, retiree life insurance and survivor income benefits. At the executive’s option, the survivor income benefit may be exchanged for additional cash value. The amounts shown represent the total premiums we paid in each year for these benefits.

(b)	The Supplemental CEOP permits tax deferred contributions to the Supplemental CEOP by participants whose contributions to the CEOP are limited under the Code, in the amount they would otherwise be permitted to contribute to the CEOP. We match these Supplemental CEOP contributions, as we would under the CEOP, and the amounts of our matching contributions made on behalf of the executives appear in this column. In 2009, Olin matched 50% of the employee’s contribution (up to 6% of pay contributed to the CEOP and the Supplemental CEOP).
(c)	Olin contributed a total of 7.5% of the individual’s eligible compensation to the Retirement Account portion of the CEOP and Supplemental CEOP.
(d)	Represents our incremental costs for all perquisites and other personal benefits, consisting of car allowance or company car expenses, financial consulting services and excess liability insurance premiums, including a $17,885 car allowance for Mr. Fischer, company car and related expenses of $5,404 for Mr. Rupp, $11,614 for Mr. Pain and $4,143 for Mr. McIntosh. No other individual perquisite or personal benefit exceeded $10,000. We stopped providing income tax gross-up payments on perquisites at the end of 2008, and will terminate automobile and financial counseling perquisites at the end of 2010.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Compen- sation Committee Meeting Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (3) (j)	Exercise or Base Price of Option Awards ($/Sh) (3) (k)	Grant Date Fair Value of Stock and Option Awards (4) (l)
					Thresh- old ($) (c)	Target ($) (d)	Maximum ($) (e)	Thresh- old (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Joseph D. Rupp	2/05/09		1/22/09		0	$880,000	$1,760,000
	2/05/09		1/22/09					20,750	83,000	124,500				$1,995,113
	2/05/09	(5)	1/22/09	(5)								268,750	$14.28	$1,034,688

John E. Fischer	2/05/09		1/22/09		0	$267,000	$830,000
	2/05/09		1/22/09					5,250	21,000	31,500				$504,788
	2/05/09	(5)	1/22/09	(5)								68,750	$14.28	$264,688
	2/05/09		1/22/09								13,333			$190,395

George H. Pain	2/05/09		1/22/09		0	$225,000	$780,000
	2/05/09		1/22/09					4,000	16,000	24,000				$384,600
	2/05/09	(5)	1/22/09	(5)								51,250	$14.28	$197,313
	2/05/09		1/22/09								13,333			$190,395

John L. McIntosh	2/05/09		1/22/09		0	$190,000	$740,000
	2/05/09		1/22/09					3,250	13,000	19,500				$312,488
	2/05/09	(5)	1/22/09	(5)								43,750	$14.28	$168,438
	2/05/09		1/22/09								6,667			$95,205

Richard M. Hammett	2/05/09		1/22/09		0	$145,000	$580,000
	2/05/09		1/22/09					2,500	10,000	15,000				$240,375
	2/05/09	(5)	1/22/09	(5)								32,500	$14.28	$125,125
	2/05/09		1/22/09								3,333			$47,595

(1)	Amounts in these columns represent the potential annual cash incentives established in early 2009 under our SMICP. Actual amounts were determined and paid in early 2010 and are included under column (g) in the Summary Compensation Table above. We discuss the SMICP and our annual incentive program under the heading “Compensation Discussion and Analysis—Elements of Compensation” above.
(2)	Numbers in these columns represent awards of performance shares under our Performance Share Program described below. The amounts in column (f) reflect the minimum performance shares awarded (25% of the target amounts in column (g)). The amounts in column (h) represent 150% of such target amounts, the maximum payout of performance shares.
(3)	Numbers in these columns represent nonqualified stock options granted under our long term incentive plans, vesting in three equal annual installments, beginning on the first anniversary of the grant date. The market closing price on the grant date was $14.34. Our equity plans under which the stock options were granted require the exercise price for option stock to be at least the “fair market value” of our common stock on the grant date, and define fair market value to mean the average of the high and low sale prices of our common stock on the grant date.
(4)	Amounts in this column assume payment of performance shares at the maximum level, and value options using the Black-Scholes value calculated for financial statement reporting purposes in accordance with ASC Topic 718. Please see the note entitled “Stock-Based Compensation” in the notes to our audited financial statements included in our 2009 annual report on Form 10-K for a discussion of the assumptions underlying these calculations. For Messrs. Fischer, Pain, McIntosh and Hammett, also includes shares of restricted stock valued at the average of the high and low stock prices on the grant date.
(5)	Option awards are determined on the meeting date (in 2009, January 22, 2009). In recent years, committee meetings have been held before (or shortly after) the time we issued our year end earnings press release, and so the option awards became effective on a later date (February 5th for 2009 grants), approximately 10 days after our earnings release. The effective date of the option grants has always occurred on or after the meeting date, and we have never engaged in “back dating” practices.

Stock Options

Annually, we grant options to purchase shares of our common stock to a group of key employees, including our executive officers. We describe our stock option program in more detail above under the heading “Compensation Discussion and Analysis—Long Term Incentive Compensation,” and “—Stock Options.” All options granted in 2009 were non-qualified options vesting in three equal annual installments beginning on the first anniversary of the grant date. The options generally may be exercised until ten years after the grant date (but the exercise period may end earlier based on the termination of the participant’s employment).

Under our equity plans, the option exercise price must be at least equal to the average of the high and low sale prices of our common stock on the date of the grant. Our equity plans specifically prohibit repricing, and, except for certain anti-dilution adjustments, other adjustments to the exercise price. We discuss the timing of our option grants above, under the heading “Stock Options” in the “Compensation Discussion and Analysis” section of this proxy statement and our policies do not permit any “back dating” of options. Our internal auditors completed an audit of our option grants in 2006 and confirmed that we had not engaged in any option “back dating” practices.

Performance Shares

Each NEO and certain other key employees received a target number of performance shares in early 2009, which vest after the end of 2011. The total number of performance shares that vest may vary between 25% and 150% of the target number, based on our average annual return on capital for the three years ending December 31, 2011, in relation to the average annual return on capital among the Performance Share Comparison Group for that period. The chart included in the discussion of performance share awards in the “Compensation Disclosure and Analysis” above sets forth this relationship in more detail. Vested performance shares are paid approximately half in cash and half in stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5) (j)
Joseph D. Rupp	—	—		—	—	—	—	—	83,000	1,454,160
	—	—		—	—	—	—	—	78,000	1,366,560
	—	268,750	(1)	—	$14.28	2/05/19	—	—	—	—
	56,750	113,500	(2)	—	$20.29	2/07/18	—	—	—	—
	119,500	59,750	(3)	—	$16.52	2/12/17	—	—	—	—
	157,000	—		—	$20.68	2/08/16	—	—	—	—
	102,250	—		—	$23.78	2/09/15	—	—	—	—
	76,700	—		—	$18.52	2/11/14	—	—	—	—
	75,000	—		—	$15.35	2/12/13	—	—	—	—
	69,000	—		—	$16.10	2/13/12	—	—	—	—
	15,750	—		—	$18.63	2/07/11	—	—	—	—
	80,000	—		—	$18.97	1/26/10	—	—	—	—

John E. Fischer	—	—		—	—	—	—	—	21,000	367,920
	—	—		—	—	—	—	—	16,000	280,320
	—	—		—	—	—	26,667	467,206	—	—
	—	68,750	(1)	—	$14.28	2/05/19	—	—	—	—
	11,750	23,500	(2)	—	$20.29	2/07/18	—	—	—	—
	29,000	14,500	(3)	—	$16.52	2/12/17	—	—	—	—
	42,000	—		—	$20.68	2/08/16	—	—	—	—
	26,575	—		—	$23.78	2/09/15	—	—	—	—

George H. Pain	—	—		—	—	—	—	—	16,000	280,320
	—	—		—	—	—	—	—	15,000	262,800
	—	—		—	—	—	26,667	467,206	—	—
	—	51,250	(1)	—	$14.28	2/05/19	—	—	—	—
	11,000	22,000	(2)	—	$20.29	2/07/18	—	—	—	—
	11,750	11,750	(3)	—	$16.52	2/12/17	—	—	—	—
	12,667	—		—	$20.68	2/08/16	—	—	—	—

John L. McIntosh	—	—		—	—	—	—	—	13,000	227,760
	—	—		—	—	—	—	—	11,000	192,720
	—	—		—	—	—	13,334	233,612	—	—
	—	43,750	(1)	—	$14.28	2/05/19	—	—	—	—
	8,000	16,000	(2)	—	$20.29	2/07/18	—	—	—	—
	17,500	8,750	(3)	—	$16.52	2/12/17	—	—	—	—
	30,000	—		—	$20.68	2/08/16	—	—	—	—
	23,000	—		—	$23.78	2/09/15	—	—	—	—
	21,500	—		—	$18.52	2/11/14	—	—	—	—
	23,000	—		—	$15.35	2/12/13	—	—	—	—
	60,000	—		—	$18.97	1/26/10	—	—	—	—

Richard M. Hammett	—	—		—	—	—	—	—	10,000	175,200
	—	—		—	—	—	—	—	9,000	157,680
	—	—		—	—	—	6,667	116,806	—	—
	—	32,500	(1)	—	$14.28	2/05/19	—	—	—	—
	6,500	13,000	(2)	—	$20.29	2/07/18	—	—	—	—
	14,000	7,000	(3)	—	$16.52	2/12/17	—	—	—	—
	8,000	—		—	$20.68	2/08/16	—	—	—	—
	15,000	—		—	$18.97	1/26/10	—	—	—	—

(1)	The options vest in three annual equal installments beginning February 5, 2010.
(2)	The options vest in three annual equal installments beginning February 7, 2009, so the first installment has vested.
(3)	The option vests in three annual equal installments beginning February 13, 2008, so two installments have vested.
(4)	Represents the entire value of all unvested restricted stock awards based on the December 31, 2009 closing price of our common stock of $17.52.
(5)	Represents the entire value of all unvested performance shares, based on the December 31, 2009, closing price of our common stock of $17.52. Vested shares will be paid approximately half in cash and half in stock.

OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Joseph D. Rupp	—	—	30,000	439,500
John E. Fischer	—	—	8,124	119,017
George H. Pain	—	—	7,500	109,875
John L. McIntosh	—	—	5,624	82,392
Richard M. Hammett	—	—	4,375	64,094

The shares listed in column (d) above represent performance shares paid in the summer of 2009 (vested based on our performance for the three years ended December 31, 2008) under a performance share award made in early 2006. Performance shares are paid approximately half in cash and half in stock. The cash portion of the performance shares payment was based on the fair market value of the shares as of December 31, 2008 ($17.63), and dollar amounts listed in column (e) for the stock portion of the payment of performance shares are based on the average of the high and low sales prices for our common stock as of August 19, 2009, the date the shares were issued ($14.65). Of the total performance shares included in column (d) above, 20% vested automatically (25% of the target performance share award). The remaining shares vested based on our average annual return on capital for the three-year period ended December 31, 2008, compared to that of the Performance Share Comparison Group. We describe our performance share program in more detail in our “Compensation Disclosure and Analysis—Elements of Compensation” and in the text following the table entitled “Grants of Plan-Based Awards.”

PENSION BENEFITS

The table below shows the present value of the benefits under each of the pension plans as of December 31, 2009 for each NEO. The present values are calculated using:

•

the executive’s average compensation (salary and annual incentive, and specific inclusions and exclusions that vary by plan) for the three highest years out of the last ten years of employment through December 31, 2007,

•	years of creditable service under each of the plans as of December 31, 2007,

•

actual age at December 31, 2009, for Mr. Hammett (the only NEO older than 62) and age 62, the first age at which unreduced pension benefits are payable under each of the pension plans, for each of the other NEOs, and

•

the assumptions we used for financial reporting as of December 31, 2009, including a 5.75% discount rate for the Qualified Plan and a 5.00% discount rate for the Supplemental and Senior Plans and the RP2000 Mortality table.

Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2009 annual report on Form 10-K for a discussion of these assumptions.

Name (a)	Plan Name (b) (1)	Number of Years Credited Service (#) (c) (2)	Present Value of Accumulated Benefit ($) (d) (3)		Payments During Last Fiscal Year ($) (e)
Joseph D. Rupp	Qualified Plan Supplemental Plan Senior Plan	35.00 35.00 21.50	$ $ $	1,092,763 7,226,637 0	— — —

John E. Fischer	Qualified Plan Supplemental Plan Senior Plan	23.58 23.58 3.08	$ $ $	518,210 979,890 177,059	— — —

George H. Pain	Qualified Plan Supplemental Plan Senior Plan	21.75 21.75 5.75	$ $ $	613,601 1,079,084 433,220	— — —

John L. McIntosh	Qualified Plan Supplemental Plan Senior Plan	30.58 30.58 8.92	$ $ $	725,856 1,410,072 173,675	— — —

Richard M. Hammett	Qualified Plan Supplemental Plan Senior Plan	39.00 39.00 3.00	$ $ $	1,289,900 862,585 0	— — —

(1)	The Qualified Plan is the Olin Corporation Employees Pension Plan, the Supplemental Plan is the Olin Supplementary and Deferral Benefit Pension Plan, and the Senior Plan is the Olin Senior Executive Pension Plan, each of which is described below.
(2)	Participation in the Senior Plan begins when the executive becomes a Section 16(b) reporting officer and is selected by the committee, whereas participation in the Qualified and Supplemental Plans generally begins when the executive is hired. Benefit accruals were frozen under all of these plans effective December 31, 2007. Employment after that date continues to count toward meeting service and age requirements for vesting and early retirement. All of the NEOs have met the vesting requirements, and currently Messrs. Rupp, Pain, McIntosh and Hammett are also eligible for early retirement.
(3)	Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime. As discussed in more detail below, a participant may elect instead to receive benefits over the life of the executive and his or her spouse.

The executive may elect payment of benefits under any of the available payment forms under these plans, including payments for the executive’s life (which we sometimes refer to as a “single life annuity”) or payments continuing after the executive’s death for the life of his or her spouse (which we refer to as a “joint and survivorship benefit”). Under the Qualified Plan and the Supplemental Plan, benefit payments are reduced from the single life annuity based on actuarial calculations if the executive elects a different payment form. The Senior Plan generally provides a 50% joint and survivorship benefit without any actuarial reduction, and also provides the executive with an additional amount equal to the amount of the actuarial reduction of benefits payable from the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit election. The following chart shows the present value of accrued benefits for each of the named executives under these plans, assuming the executive (i) elected the 50% joint and survivorship benefit and (ii) retired at his actual age at December 31, 2009, for Mr. Hammett (the only NEO older than 62) and at age 62, (the first age at which unreduced pension benefits are payable under the plans) for each other NEO:

Name	Qualified Plan	Supplemental Plan	Senior Plan
Joseph D. Rupp	$1,123,030	$7,474,458	$697,236
John E. Fischer	$531,587	$1,005,728	$302,551
George H. Pain	$626,447	$1,107,645	$600,263
John L. McIntosh	$742,762	$1,453,447	$382,173
Richard M. Hammett	$1,330,196	$894,820	$161,086

Freeze of Qualified Plan, Supplemental Plan and Senior Plan

As noted above, benefits accrued by salaried participants in the Qualified Plan, Supplemental Plan and Senior Plan were “frozen” effective December 31, 2007. Participants accrued benefits until December 31, 2007 based on applicable years of service and eligible compensation through that date. Service after December 31, 2007 will count toward meeting the eligibility requirements for commencing a pension benefit (including vesting and early retirement) under these plans, but not toward the calculation of the pension benefit amount. Compensation earned after 2007 will similarly not count toward the determination of the pension benefit amounts under these plans.

Qualified Plan

As part of a competitive benefits program and to contribute to employees’ financial security in retirement, we offer defined benefit retirement benefits to salaried employees hired before January 1, 2005 through our Qualified Plan. Benefits under the Qualified Plan are calculated based on the average cash compensation (salary and annual incentive) for the highest three years out of the last ten years the individual is employed by Olin, through December 31, 2007. The law requires that in determining eligible compensation, the Qualified Plan ignore compensation in excess of a legally-imposed cap (which for 2007, the last year of benefit accruals, was $225,000). An employee’s benefit is generally 1.5% of his or her average compensation during the relevant period multiplied by the number of years of service, less a percentage of his or her primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit). Participants who are at least age 55 with at least 10 years of service when they leave Olin may elect to receive a benefit immediately that is reduced by 4% for each year the participant is younger than age 62 at the time benefit payments begin. Participants who leave Olin before age 55 (with 10 or more years of service) may elect to receive an actuarially reduced benefit with payments beginning at age 55 or later. Participants who leave Olin before age 65 with at least 5 years of service (but less than 10 years of service) receive a vested retirement benefit beginning the month after their 65th birthday. Benefits from the Qualified Plan generally are paid as an annuity with the form of payment (e.g. joint and survivorship benefit, guaranteed period, etc.) selected by the participant, subject to any applicable actuarial reductions.

Supplemental Plan

The Supplemental Plan is an unfunded, nonqualified deferred compensation plan for management employees at specified compensation levels. The Code imposes limits on pension benefits payable from the Qualified Plan. Our Supplemental Plan restores these benefits to affected employees and provides benefits on certain compensation that has been deferred and excluded from eligible compensation under the Qualified Plan. The formula used to calculate pension benefits under the Supplemental Plan is the same as under the Qualified Plan, without the Code limitations on benefits and eligible compensation, reduced for the amount payable under the Qualified Plan. Early retirement benefits are payable at the later of termination or age 55 if a participant has at least 10 years of service. Such early retirement benefits use the same reduction factors as the Qualified Plan.

Senior Plan

The Senior Plan is an unfunded, nonqualified deferred compensation plan for select management employees. An employee who is a Section 16(b) reporting officer, and who is selected by the committee, may participate in the Senior Plan. Under the Senior Plan, pension benefits are based on average eligible compensation for the three highest years out of the last ten that he or she is employed by Olin through December 31, 2007. Compensation is not subject to the Code and other limitations that apply under the Qualified Plan. Benefits generally equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, plus 1.5% of the executive’s average compensation for years of service in the Qualified Plan and Supplemental Plan less years of service in the Senior Plan, reduced by the pension benefits accrued under the Qualified Plan and the Supplemental Plan. Benefits are further reduced by 50% of the employee’s primary Social Security benefit.

Early retirement benefits are payable on an immediate basis to a participant whose employment terminates at age 55 or later, regardless of years of service, but are reduced by 4% per year for each year they begin before age 62. The maximum benefit payable from the Senior Plan is 50% of the employee’s average compensation reduced by amounts payable from the Qualified and Supplemental Plans, 50% of the employee’s primary Social Security benefit, and certain other adjustments set forth in the plan documents, if applicable. The Senior Plan provides a joint and survivorship benefit to an executive’s surviving spouse generally equal to 50% of the executive’s benefits from the Senior Plan. In addition, the Senior Plan pension benefits are increased by the amount of the actuarial reduction to benefits under the Qualified and Supplemental Plans if the executive elects the 50% joint and survivorship option under those plans.

The executive may elect any of the forms of payment available under the Senior Plan and Supplemental Plan, including a lump sum payment or the annuity form of payment.

If a participant in the Senior Plan and Supplemental Plan is a specified employee as defined in Code Section 409A, benefits payable upon termination of employment may not be paid in the first six months after retirement, but the first six months of benefits will be paid in a lump sum as soon as practicable thereafter.

Health Insurance and Death Benefits

In general, salaried employees who retire at age 55 or later with at least 10 years of service may elect to continue to be covered under our health plan until age 65 by paying at least the same premium as active salaried employees. When the average per capita cost for our health plan retirees exceeds $10,000, as it did in 2007, the retiree also must pay the amount by which our average per capita cost for the health plan retirees exceeds $10,000. On the first day of the month in which they become 65, salaried retirees who retired after age 55 with 10 or more years of service are eligible for a Medicare supplemental health care plan. We contribute $20 per covered person per month toward the cost of that plan, but make no contributions if a retiree chooses to participate in another plan. Olin made the decision to discontinue providing retiree health insurance benefits for salaried employees hired after November 23, 2009.

In general, salaried employees who retire from Olin under the Qualified Plan at age 55 or later with at least 10 years of service are eligible for a $5,000 death benefit from the Qualified Plan. In addition, full-time employees with job responsibilities at a specified level (based on Hay Points) may retain a percentage of their life insurance coverage when they retire, based on age at retirement, with Olin paying the premiums.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to our Supplemental CEOP for each of our named executive officers for 2009:

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Joseph D. Rupp	$44,100	$135,810	$58,291	0	$810,539
John E. Fischer	$11,393	$36,935	$1,648	0	$133,786
George H. Pain	$9,905	$31,705	$54,606	0	$267,525
John L. McIntosh	$7,245	$28,646	$9,712	0	$159,647
Richard M. Hammett	$0	$13,676	$335	0	$25,457

(1)	Amounts in this column are included in the executives’ salaries listed in column (c) of the Summary Compensation Table.
(2)	Amounts in this column are included in the amounts listed in column (i) of the Summary Compensation Table and represent 2009 company matching contributions to the participants’ Supplemental CEOP Employee Savings Accounts and Supplemental CEOP Retirement Accounts.

In addition to our CEOP, discussed above under the heading “Compensation Discussion & Analysis—Elements of Compensation—Retirement Benefits,” our Supplemental CEOP provides deferral and company matching opportunities to employees whose contributions to the CEOP are limited under the Code because their base pay exceeds the Code’s compensation limit ($245,000 for 2009). These employees can make pre-tax contributions to the Supplemental CEOP after their eligible compensation reaches the Code limit. For these purposes, eligible compensation generally includes base compensation but excludes incentive compensation. Employees who contribute to the Supplemental CEOP receive matching contribution credits from Olin at the same level Olin matches CEOP contributions. In addition, in connection with the pension plan freeze, Olin provides the same retirement contribution credits at the same level as under the CEOP (5% or 7.5%, depending on the employee’s age) on the amount of the excess eligible compensation to the Supplemental CEOP. For these purposes, eligible compensation generally includes base compensation and short-term incentive compensation but excludes long-term incentive compensation.

Employees elect to have their contributions to the Supplemental CEOP invested in phantom shares of Olin common stock or phantom units in an interest bearing fund. Dividends are credited to the phantom stock account based on the dividend rate paid on shares of our common stock. Interest is credited to the phantom interest bearing fund at a rate determined quarterly equal to (i) the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points at the end of the last quarter, or (ii) such other rate as our board or compensation committee (or any delegate thereof) select in advance from time to time.

Distributions are paid in cash, in a lump sum or in annual installments for up to fifteen (15) years after retirement, at the employee’s election. Our phantom shares of common stock are valued at the average daily closing prices of our common stock on the New York Stock Exchange for the month before the distribution. Distributions from the interest bearing fund equal the dollar value of the participant’s account (principal and interest). If a participant in the Supplemental CEOP is a specified employee as defined in Code Section 409A, benefit payments payable upon termination of employment may not be paid in the first six months after retirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Certain agreements with our named executive officers provide compensation in the event of a termination of employment or a change in control of Olin. The tables below show estimated compensation payable to each named executive officer upon various triggering events. Actual amounts can only be determined upon the triggering event.

Joseph D. Rupp (1)	Quit / Early Retirement (2)	Normal Retirement		Termination by Olin Without Cause (3)	Termination by Olin For Cause (4)	Change in Control (5)
Compensation:
Severance(6)	0	0		$1,771,022	0	$5,313,066
Equity Awards(7)	$1,034,373	$1,034,373		$1,034,373	0	$685,505
Acceleration of Unvested Equity Awards(8)	0	0		0	0	$3,751,220
Benefits and Perquisites:(9)
Senior Plan(10)	$1,152,960	See footnote	(11)	$1,152,960	0	$1,511,857
Supplemental Plan(10)	$8,171,320	See footnote	(11)	$8,171,320	$8,171,320	$10,714,919
Qualified Plan(10)	$1,227,215	See footnote	(11)	$1,227,215	$1,227,215	$1,227,215
Supplemental CEOP	$810,539	$810,539		$943,366	$810,539	$1,209,019
Life Insurance Premiums	0	0		$41,190	0	$123,570
Outplacement Services	0	0		$25,000	0	$25,000
Tax Gross-Up	0	0		0	0	$5,191,407

TOTAL:	$12,396,407	N/A		$14,366,446	$10,209,074	$29,752,778

John E. Fischer (1)	Quit / Early Retirement (2)	Normal Retirement		Termination by Olin Without Cause (3)	Termination by Olin For Cause (4)	Change in Control (5)
Compensation:
Severance(6)	0	0		$682,008	0	$2,046,024
Equity Awards(7)	$180,106	$180,106		$180,106	0	$102,799
Acceleration of Unvested Equity Awards(8)	0	0		0	0	$1,352,696
Benefits and Perquisites:(9)
Senior Plan(10)	$265,916	See footnote	(11)	$256,862	0	$339,056
Supplemental Plan(10)	$820,486	See footnote	(11)	$1,207,112	$820,486	$1,593,379
Qualified Plan(10)	$414,821	See footnote	(11)	$650,386	$414,821	$650,386
Supplemental CEOP	$133,786	$133,786		$184,936	$133,786	$287,236
Life Insurance Premiums	0	0		$11,569	0	$34,707
Outplacement Services	0	0		$25,000	0	$25,000
Tax Gross-Up	0	0		0	0	$1,834,592

TOTAL:	$1,815,115	N/A		$3,197,979	$1,369,093	$8,265,875

George H. Pain (1)	Quit / Early Retirement (2)	Normal Retirement		Termination by Olin Without Cause (3)	Termination by Olin For Cause (4)	Change in Control (5)
Compensation:
Severance(6)	0	0		$615,000	0	$1,845,000
Equity Awards(7)	$138,908	$138,908		$138,908	0	$71,762
Acceleration of Unvested Equity Awards(8)	0	0		0	0	$1,176,376
Benefits and Perquisites:(9)
Senior Plan(10)	$614,392	See footnote	(11)	$614,392	0	$805,854
Supplemental Plan(10)	$1,224,088	See footnote	(11)	$1,224,088	$1,224,088	$1,605,549
Qualified Plan(10)	$694,537	See footnote	(11)	$694,537	$694,537	$694,537
Supplemental CEOP	$267,525	$267,525		$313,650	$267,525	$405,900
Life Insurance Premiums	0	0		$9,998	0	$29,994
Outplacement Services	0	0		$25,000	0	$25,000
Tax Gross-Up	0	0		0	0	$1,261,685

TOTAL:	$2,939,450	N/A		$3,635,573	$2,186,150	$7,921,657

John L. McIntosh (1)	Quit / Early Retirement (2)	Normal Retirement		Termination by Olin Without Cause (3)	Termination by Olin For Cause (4)	Change in Control (5)
Compensation:
Severance(6)	0	0		$584,234	0	$1,752,702
Equity Awards(7)	$162,288	$162,288		$162,288	0	$111,217
Acceleration of Unvested Equity Awards(8)	0	0		0	0	$804,592
Benefits and Perquisites:(9)
Senior Plan(10)	$927,680	See footnote	(11)	$927,680	0	$1,216,463
Supplemental Plan(10)	$1,721,302	See footnote	(11)	$1,721,302	$1,721,302	$2,257,135
Qualified Plan(10)	$898,520	See footnote	(11)	$898,520	$898,520	$898,520
Supplemental CEOP	$159,647	$159,647		$203,464	$159,647	$291,098
Life Insurance Premiums	0	0		$11,390	0	$34,170
Outplacement Services	0	0		$25,000	0	$25,000
Tax Gross-Up	0	0		0	0	$1,153,549

TOTAL:	$3,869,437	N/A		$4,533,878	$2,779,469	$8,544,446

Richard M. Hammett (1)	Quit / Early Retirement (2)	Normal Retirement		Termination by Olin Without Cause (3)	Termination by Olin For Cause (4)	Change in Control (5)
Compensation:
Severance(6)	0	0		$435,004	0	$1,305,012
Equity Awards(7)	$89,904	$89,904		$89,904	0	$49,038
Acceleration of Unvested Equity Awards(8)	0	0		0	0	$561,986
Benefits and Perquisites:(9)
Senior Plan(10)	$161,121	$161,121		$161,121	0	$214,211
Supplemental Plan(10)	$894,860	$894,860		$894,860	$894,860	$1,189,805
Qualified Plan(10)	$1,330,145	$1,330,145		$1,330,145	$1,330,145	$1,330,079
Supplemental CEOP	$25,457	$25,457		$58,082	$25,457	$123,332
Life Insurance Premiums	0	0		$13,002	0	$39,006
Outplacement Services	0	0		$25,000	0	$25,000
Tax Gross-Up	0	0		0	0	$763,674

TOTAL:	$2,501,487	N/A		$3,007,118	$2,250,462	$5,601,143

1.	Amounts in the tables assume an annual base salary at the level in effect on December 31, 2009.
2.	Messrs. Rupp, Pain, McIntosh and Hammett are eligible for early retirement, so amounts in this column reflect amounts they would receive upon early retirement. Mr. Fischer has met the vesting requirements, but is not currently eligible for early retirement, and so the amounts reported for him under the “Benefits and Perquisites” section represent the present value of the benefits, assuming the benefits begin at age 65.
3.	An executive whose employment terminates in connection with a sale of a business unit generally receives the benefits in this column, except that the executive’s stock options may be exercised for two years beyond the date of termination (rather than one year), unless the employee is eligible for retirement in which case the executive’s stock options would be exercisable through the term of the option.
4.	Olin may terminate an executive for “cause” if the executive (i) willfully fails to perform his or her duties; (ii) engages in gross misconduct that significantly injures Olin financially; (iii) willfully breaches Olin’s Code of Conduct; or (iv) commits a felony or fraud in the course of his or her employment.
5.	Upon a change in control (as defined under these plans), benefits listed for the Senior Plan, Supplemental Plan, and Supplemental CEOP (collectively, the “defined benefit plans”) would be payable immediately, but because the NEOs are specified employees as defined in Code Section 409A, benefits may not be paid in the first six months after retirement, but the first six months of benefits under the defined benefit plans will be paid in a lump sum as soon as practicable thereafter. The benefits reported represent the present value of the benefits under the defined benefit plans on December 31, 2009. All restricted stock and performance share awards would be vested and paid upon a change in control (as defined for these awards). All options and stock appreciation rights would vest immediately and be fully exercisable. All other amounts would be paid only if the executive is terminated or constructively terminated upon or within three years after a change in control. Constructive termination occurs when the executive terminates his or her employment because (i) Olin requires the executive to relocate by more than fifty miles, (ii) Olin reduces or fails to increase the executive’s base salary on substantially the same basis as before the change in control, (iii) Olin fails to maintain its benefit plans as in effect prior to the change in control, or (iv) the executive is assigned duties inconsistent with duties prior to the change in control or Olin takes actions that result in a diminution of the executive’s responsibilities.
6.	Severance payments on termination without cause equal base salary plus the higher of the target incentive award under the SMICP or the average SMICP payment during the past three years. In the event of a change in control it is three times this total amount.

7.	An executive whose employment terminates as the result of disability, death, or retirement receives a pro rata share of unvested performance share awards (based on the number of months worked in the performance cycle) payable in cash at the time it would otherwise be payable. We have assumed payouts at the level of 25% of the target unvested performance shares and performance shares vested at December 31, 2009, but not yet paid. An executive whose employment terminates for cause or without our consent does not receive any unvested performance awards. All unvested performance shares vest on a change in control and are paid in cash—see footnote 8. The committee determines the amount, if any, of unvested performance awards to be paid and the form of payment (cash or stock or a combination) for an executive whose employment terminates for any other reason. Upon the executive’s death, all unvested options vest automatically and his or her estate or heirs could exercise those options within the term of the option.
8.	Represents cash payout for automatic vesting of unvested restricted stock, stock options and performance shares on change in control.
9.	Unused vacation for the current year is paid to all salaried employees and is therefore not included in this table. Medical benefits are provided to all salaried employees hired prior to November 23, 2009, who are eligible for early retirement. Because Messrs. Rupp, Pain, McIntosh and Hammett are currently eligible for early retirement, no amount is reported for medical benefits for them. Mr. Fischer would be eligible for seven months of healthcare benefits coverage in the event of an involuntary, not for cause termination or in the event of a change in control at an estimated cost of $7,479.
10.	The Senior Plan provides a 50% joint and survivorship benefit without an actuarial reduction. In addition, pension benefits paid from the Senior Plan are increased by the amount of the actuarial reduction for joint and survivorship benefit under the Qualified Plan and the Supplemental Plan. The value of the joint and survivorship benefit is reflected in the lump sum pension benefits in the table above with respect to the Senior Plan. The Qualified Plan and Supplemental Plan benefits above assume payment in the form of a joint and survivorship benefit. The executive may also elect to receive benefits from the Senior Plan and the Supplemental Plan in the form of a lump sum. Any payment payable upon termination of employment is paid six months after termination of employment to comply with Code limitations. The value of these benefits is determined using a discount rate that is equal to the rate for a zero coupon Treasury strip, with a maturity that approximates the executive’s life expectancy, determined approximately at the time the lump sum is due to be paid and the RP 2000 Mortality table. Except with respect to a Change in Control, the benefits reported for the Senior Plan and Supplemental Plan are based on these assumptions and also include six months of payments in recognition of the deferral of the commencement of benefits required by Code Section 409A.

In the event of a Change in Control (as defined under the Senior Plan and the Supplemental Plan), each executive receives a cash payment in an amount equal to the cost to purchase an annuity that pays benefits to the executive in an amount such that the annuity payments (together with the monthly payment to the executive from the Qualified Plan) provide the executive with the monthly after-tax benefit he or she would have received under the plans. The amounts in the table represent this lump sum cash payment.

The benefit amounts reported in each of the columns above assume a 50% joint and survivorship benefit and use the discount rate applicable for the situation described and the RP 2000 Mortality Table. If the executive instead elects annual payments for his or her lifetime, he or she would receive an annual amount from each of the defined benefit pension plans as follows:

Annual Payments Assuming Election for Life of Executive

	Quit/Early Retirement	Normal Retirement	Termination by Olin Without Cause	Termination by Olin For Cause	Change in Control
Joseph D. Rupp
Qualified Plan	99,688	110,172	99,688	99,688	99,688
Supplemental Plan	607,785	672,336	617,422	617,422	617,422
Senior Plan	35,762	0	25,332	0	25,332

John E. Fischer
Qualified Plan	69,429	69,429	49,989	69,429	49,989
Supplemental Plan	116,339	116,339	83,764	116,339	83,764
Senior Plan	20,652	20,652	11,390	0	11,390

George H. Pain
Qualified Plan	56,103	63,600	56,103	56,103	56,103
Supplemental Plan	90,726	102,852	90,726	90,726	90,726
Senior Plan	35,017	41,292	35,017	0	35,017

John L. McIntosh
Qualified Plan	67,935	90,984	67,935	67,935	67,935
Supplemental Plan	118,437	158,620	118,437	118,437	118,437
Senior Plan	50,601	19,858	50,601	0	50,601

Richard M. Hammett
Qualified Plan	116,646	116,646	116,646	116,646	116,646
Supplemental Plan	73,364	73,364	73,364	73,364	73,364
Senior Plan	0	0	0	0	0

11.	No NEO, other than Mr. Hammett, is eligible for normal retirement (age 62) at this time. See the “Pension Benefits” table and the narrative disclosure following that table for the present value of accrued benefits payable upon normal retirement under various circumstances for the other four named executive officers.

Payments Upon Death or Disability

Upon the death of a former executive, unless the executive elects to receive the cash value of his or her life insurance at retirement, his or her estate receives life insurance benefits provided the former executive was at least age 55 when employment terminated. The amount of life insurance is based on the executive’s age and base salary at the time of termination of employment. As of December 31, 2009, Mr. Rupp would have $220,000, Mr. Pain would have $78,000, Mr. McIntosh would have $18,230, and Mr. Hammett would have $116,000 of life insurance coverage. Mr. Fischer is not eligible for these life insurance benefits until he attains age 55.

An executive whose employment terminates in connection with a disability would receive disability benefits equal to 60% of base salary until the executive is no longer disabled, reaches age 65, or elects to take early retirement benefits. At that time, the executive would receive the applicable retirement benefits described above. Messrs. Rupp, McIntosh and Pain have elected to pay additional premiums to increase their disability coverage to 75% of base salary. Messrs. Fischer and Hammett have elected the 60% level of coverage.

Executive Severance and Executive Change in Control Agreements

We have executive severance agreements (“executive agreements”) and executive change in control agreements (“CIC agreements”) with all of the NEOs, and with two other executive officers.

These agreements extend until January 26, 2013, and extend by an additional year on each January 26th, unless we provide at least 90 days notice that the term will not be extended. If a change in control (as defined in the CIC agreement) occurs, the CIC agreement extends for at least three years after the change in control. The committee established the terms of the CIC agreements and the executive agreements (including the level of payments in various scenarios) based on advice from Exequity and from outside benefits counsel regarding marketplace practices for comparable companies.

CIC Agreement.    The CIC agreement contains an extensive definition of “change in control,” but generally a change in control occurs if:

(1) a person or entity acquires control of 20% or more of our common stock unless (a) the acquiring party is Olin, its subsidiaries or benefit plans, an underwriter holding the shares temporarily for an offering, the executive who is a party to the CIC agreement or an entity that the executive controls or (b) the percentage increase occurs solely because the total number of shares outstanding is reduced by Olin buying its stock back;

(2) a majority of our board members change (other than new members elected or nominated by at least 2/3 of the then-current board, absent an election contest or similar dispute);

(3) we (or any of our subsidiaries) sell all or substantially all assets, or merge or engage in a similar transaction, unless our shareholders own more than half of the voting interest of Olin or the new company (in approximately the current ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for Olin or the new entity; or

(4) our shareholders approve a plan of complete liquidation or dissolution of Olin.

If, after a change in control, the executive’s employment is terminated by Olin without “cause” or by the executive as a result of disability or adverse changes in the terms of employment, the executive will:

•	receive a cash severance payment equal to three times the executive severance amount (as described below),

•	receive an additional 36 months of insurance coverage,

•

be treated as if he or she had remained employed (for service purposes) for 36 months after termination, including receiving 36 months of retirement contributions to all Olin defined contribution plans based on the amount of the cash severance,

•

be entitled to continue in Olin’s medical and dental coverage (including dependent coverage) until age 65, on terms and conditions no less favorable than those in effect prior to the change in control, although such coverage is secondary to coverage from the executive’s new employer, if any,

•	receive up to 12 months of outplacement services, and

•	if termination occurs after the first calendar quarter, receive a prorated annual incentive compensation award for that year.

These payments and benefits are not conditioned on any waiver, release or noncompete. The CIC agreement also provides that if any payments made to the executive subject the executive to the excise tax under Section 4999 of the Code, the payment increases to provide the executive with a net payment as if such tax did not apply.

Executive Agreement.    If the executive’s employment is terminated (in a non change in control event) by Olin without cause, the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:

(1)	cash installment payments (which we refer to as the executive severance amount) equal to (a) twelve months salary plus (b) the greater of the executive’s average annual incentive compensation award for the last three calendar years or the executive’s then current target annual incentive compensation award;

(2)	twelve months of retirement contributions to all Olin defined contribution plans based on the amount of the cash installment payments (the executive will be treated as if he or she had remained employed for service purposes for twelve months after the termination);

(3)	twelve months of medical, dental and life insurance coverage for the executive and dependents; and

(4)	the same outplacement services and prorated annual incentive compensation award provided under the CIC agreement.

The executive must sign a waiver and general release of claims and agree to one-year noncompetition and nonsolicitation covenants to receive any severance payments and other benefits.

If, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the executive becomes an employee of the buyer or joint venture, the executive agreement continues to apply to any termination from the new employment for twelve months. Payments by Olin are reduced for any cash severance or similar benefits from such buyer or joint venture.

Treatment of Equity Awards

Retirement.    When an employee retires:

•	vested stock options may be exercised for the remaining option term,

•	vested but unpaid performance shares will be paid as specified in the performance share program, and

•	the retired employee receives a pro rata payout in cash of any unvested performance share award at such time it would otherwise be paid.

The committee has discretion to waive vesting periods for restricted stock and restricted stock units.

Change in Control.    On a change in control (as defined under the CIC agreement or applicable award):

•	all options vest (and in certain cases, convert to stock appreciation rights), and

•	all restricted stock, restricted stock units and performance share awards vest and are paid.

Pension Plans

Qualified Plan.    The Qualified Plan provides that if, within three years after a change in control (as defined in the Qualified Plan), any corporate action is taken or filing made in contemplation of events such as a plan termination or merger or other transfer of assets or liabilities of the plan, and such event later takes place, plan benefits automatically increase to absorb any surplus plan assets. Under the Qualified Plan, a change in control occurs if:

(1)	a person or entity acquires control of 20% or more of our common stock,

(2)	a majority of our board members change in a two-year period (other than new members nominated by at least 2/3 of the then-current board),

(3)	all or substantially all of our business is sold through a merger or other transaction unless Olin is the surviving corporation or our shareholders own more than half of the voting interest of the new company, or

(4)	our shareholders approve a sale of all or substantially all of our assets or the dissolution of Olin.

Supplemental Plan.    In the event of a change in control (as defined in the Supplemental Plan), we will pay each eligible employee a cash amount sufficient to purchase an annuity that provides the monthly after tax benefit the employee would have received under the Supplemental Plan (based on benefits accrued as of the change in control). The Supplemental Plan defines a change in control in a manner compliant with Code Section 409A.

Senior Plan.    In the event of a change in control (as defined in the Supplemental Plan), the Senior Plan pays qualified executives a cash amount sufficient to purchase an annuity that provides the after-tax benefit the employee would have received under the Senior Plan (based on benefits accrued as of the change in control).

DIRECTOR COMPENSATION

In 2009, our compensation package for non-employee directors consisted of:

•

an annual retainer of $40,000 of which at least $25,000 must be taken in shares of common stock (with an aggregate fair market value of that amount, based upon the average high and low sale prices on May 14, 2009);

•	phantom stock units with an aggregate fair market value equal to $65,000 (based upon the average high and low sale prices on May 14, 2009) rounded to the nearest 100 shares;

•

a fee of $2,000 for each board meeting and each committee meeting attended (effective April 1, 2010, changing to $2,500 per meeting, except that for any regularly scheduled in-person meeting attended telephonically, the meeting fee will be $1,250);

•	a $25,000 annual fee for the Lead Director;

•	a $10,000 annual fee for the chair of each of the compensation and directors and corporate governance committees, and a $15,000 annual fee for the audit committee chair;

•	reimbursement for expenses incurred in the performance of their duties as directors;

•

participation in our charitable gift program available to all salaried employees, where we make a 50% matching contribution (up to $5,000 per year) for the director’s gifts to certain eligible charities; and

•	director liability insurance, personal excess liability coverage of $5 million per director, and coverage under our business travel accident insurance policy while on Olin business.

The table below shows all cash and stock retainers, meeting fees and other compensation we paid to each of our non-employee directors during 2009. Each of the directors listed below served for the entire year, other than Gray G. Benoist, who was elected to the board effective February 19, 2009.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (2) ($) (g)	Total ($) (h)
Gray G. Benoist	51,500	105,772	N/A	N/A	N/A	3,390	160,662

Donald W. Bogus	56,000	121,032	N/A	N/A	N/A	10,434	187,466

C. Robert Bunch	—	175,065	N/A	N/A	N/A	27,590	202,655

Randall W. Larrimore	82,000	121,032	N/A	N/A	N/A	40,704	243,736

John M.B. O’Connor	60,000	121,032	N/A	N/A	N/A	19,585	200,617

Richard M. Rompala	107,000	121,032	N/A	N/A	N/A	58,700	286,732

Philip J. Schulz	75,000	121,032	N/A	N/A	N/A	18,335	214,367

Vincent J. Smith	56,000	121,032	N/A	N/A	N/A	3,908	180,940

(1)	This column represents the grant date fair value of 2009 stock awards to directors calculated in accordance with ASC Topic 718. These stock awards are deferred as stock units. A director can elect to defer additional portions of his or her compensation in stock units as well. The following table lists the phantom stock units held by each director in his or her deferred stock account at December 31, 2009 (payable upon the director’s retirement from our board, or a later date selected by the director, in cash or stock at the director’s election):

Name	Total Deferred Stock Account Balance (in Shares)*
Gray G. Benoist	8,623
Donald W. Bogus	16,092
C. Robert Bunch	34,752
Randall W. Larrimore	45,449
John M.B. O’Connor	27,531
Richard M. Rompala	77,241
Philip J. Schulz	23,527
Vincent J. Smith	7,934

*	Total includes stock awards of the type listed in column (c) above, additional amounts a director elects to defer in stock units and dividend equivalents on stock units held in the deferred stock account.

(2)	Consists of (i) amounts we contributed to charity on behalf of directors under our matching charitable gifts program available to all employees, (ii) dividend equivalents Olin paid on phantom shares of common stock of Arch Chemicals, Inc. held by two directors under the Directors Plan (described below), and (iii) the fair value of “dividend equivalents” paid to directors in 2009 on all Olin deferred stock units amounts, determined under ASC Topic 718, as follows:

Name	Dividend Equivalents Paid on Deferred Stock Units
Gray G. Benoist	$3,390
Donald W. Bogus	$10,434
C. Robert Bunch	$22,590
Randall W. Larrimore	$33,919
John M.B. O’Connor	$19,585
Richard M. Rompala	$56,514
Philip J. Schulz	$15,835
Vincent J. Smith	$3,908

Differences in the amounts shown above among board members for dividend equivalents reflect the number of shares held as deferred stock units. Messrs. Benoist, Rompala and Schulz elected to receive their dividend equivalents in the form of additional deferred stock units, while the other directors elected to receive the dividend equivalent payments in cash (current or deferred). Does not include perquisites and other personal benefits which did not exceed, in the aggregate, $10,000 for any director.

The board of directors determines the total amounts of the annual retainer, meeting, lead director and board/committee chair fees, based on recommendations from the committee and input from Exequity. All stock-based compensation for our directors is governed by our Amended and Restated 1997 Stock Plan for Non-employee Directors, which we refer to as our “Directors Plan.” Under a 2008 amendment to the Directors Plan, the annual stock grant, retainer stock grant and cash retainer are paid on a “director year” basis, the 12-month period running from May 1 to April 30, with the first “director year” from May 1, 2009 through April 30, 2010. The payments are made on the second Thursday in May, after Olin’s annual shareholder meeting in April. Because this shift in payment date left a gap in compensation coverage for the period from January 1, 2009 through April 30, 2009, the Directors Plan provided for one-time pro-rata grants for this four-month period of $5,000 in cash plus two awards of Olin common stock:

(i)	one award consisted of 1,600 phantom stock units (an aggregate fair market value equal to $21,667, rounded to the nearest 100 shares), and

(ii)	the second award consisted of 602 shares (an aggregate fair market value of $8,333).

These one-time grants were paid in February of 2009, except for Mr. Benoist, who joined the Board in February of 2009, and so received his proportionate share of these one-time awards in May of 2009.

Under the Directors Plan, directors may choose to receive common stock instead of cash for any portion of their compensation. Directors may also elect to defer payments (cash or stock). We credit their deferred accounts with quarterly interest (on the cash portion) and with dividend equivalents (on the phantom stock portion). Phantom stock units are paid out in shares of our common stock or, at the director’s election, in cash. We also pay the balance of any deferred account to the director if there is a change in control—generally if:

•	a person or group acquires 40% or more of our assets, 30% or more of our stock, or a majority of the market value or voting power of our stock, or
•	a majority of our board members are not endorsed by the directors in office at the time of election.

Two directors held shares of Olin common stock in their deferred accounts under the Directors Plan at the time of the spin-off of Arch Chemicals, Inc. on February 8, 1999. Those directors received “phantom” shares of common stock of Arch Chemicals, Inc. as a dividend distribution in connection with the spin-off. The Arch Chemicals, Inc. phantom shares are payable only in cash, unless a director transfers the Arch Chemicals, Inc. phantom shares into his Olin common stock account before he leaves our board.

We have stock ownership guidelines for our non-employee directors that require each such director to own shares of our common stock with a market value of at least five times the amount of the annual retainer, within five years after the director joins our board. Each non-employee director currently meets the guidelines, or, in the case of directors who joined the board in the past five years, are expected to meet the guidelines in a timely manner.

COMPENSATION RISK ASSESSMENT

During 2009 and early 2010, we conducted an in-depth risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our compensation program does not motivate imprudent risk taking and any risks involved in compensation are not reasonably likely to have a material adverse effect on Olin. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, our clawback policy, the oversight of our compensation committee in the operation of our incentive plans, the high level of board involvement in approving material investments and capital expenditures, and the relatively low level of risk that characterizes our manufacturing business. Management presented the results of this assessment to the compensation committee for its review in early 2010 as part of its obligation to oversee our compensation risk assessment process.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommends that it be included in Olin’s annual report on Form 10-K and Proxy Statement for the 2010 Annual Shareholder Meeting.

Richard M. Rompala, Chairman

Donald W. Bogus

C. Robert Bunch

Randall W. Larrimore

Vincent J. Smith

February 17, 2010

ITEM 2—PROPOSAL TO APPROVE AMENDED AND RESTATED 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The board of directors proposes that the shareholders approve a revised Amended and Restated 1997 Stock Plan for Non-employee Directors, or the Directors Plan, that would increase the number of shares available under the Directors Plan to 850,000 (from the current 550,000). The Board approved the revised Directors Plan on February 18, 2010, subject to the shareholder approval. Until such approval, the current form of Directors Plan remains in effect.

The principal features of the Directors Plan are summarized below. The summary is not intended to be a complete description of the Directors Plan, and you should review the entire Directors Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

The purpose of the Directors Plan is to promote our long-term growth and financial success by attracting and retaining directors of outstanding ability who are not our employees, and by promoting a greater alignment of interest between such directors and our shareholders. The Directors Plan is designed to achieve its purpose by paying a significant portion of director compensation in our common stock, which is subject to market risks and tied to Olin’s performance, rather than in cash.

The Directors Plan currently authorizes a maximum of 550,000 shares of Olin common stock for issuance. The Amended and Restated Directors Plan would increase that number to 850,000. As of the end of February 2010, the total number of shares available for issuance was approximately 64,600. Approximately 364,600 shares would have been available as of that date under the Directors Plan as amended and restated. We believe it is important to our continued success that we have available an adequate reserve of shares under the Directors Plan for use in attracting, retaining and rewarding high caliber outside directors, particularly in light of the significant duties imposed on public company board members. In light of historical usage and expected future usage, we expect that the addition of these shares will provide the Directors Plan with sufficient shares through 2014, although this estimate will be affected by the actual number of directors and the price of our common stock.

We intend to register the 300,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.

Administration

The compensation committee of our board of directors administers the Directors Plan. Each member of that committee serves at the pleasure of the board. Decisions of the committee are final and binding on all parties.

Eligibility

Any Olin director who is not an Olin employee participates in the Directors Plan.

Awards

Annual Stock Grant.    Awards under the Directors Plan are made on a 12-month “grant period” that runs from May 1 of each year through April 30 of the next year. Each non-employee director serving on May 1 receives shares of Olin common stock with an aggregate fair market value equal to $65,000, rounded to the nearest 100 shares. If a director becomes a non-employee director after May 1, he or she receives a number of shares (rounded up to the next whole share in the event of a fractional share) of Olin common stock equal to one-twelfth of the number of shares issued to each non-employee director on May 1, multiplied by the number of whole calendar months remaining in the grant period after the date he or she becomes a non-employee director. Receipt of shares for annual stock grants is automatically deferred until the director leaves the board, but a director may further extend this deferral period.

Annual Retainer.    A non-employee director on May 1 also receives a retainer for that grant period, in an amount specified by the board. For 2009, that amount was $40,000. Directors receive $25,000 of the retainer in shares of Olin common stock. The remainder of the annual retainer, which we refer to as the “excess retainer”, is paid in cash (unless the director elects to receive it in common stock, as discussed below).

If a director becomes a non-employee director after May 1, he or she receives a pro rata annual retainer. The stock portion of that retainer is the number of shares (rounded up to the next whole share in the event of a fractional share) of Olin common stock equal to one-twelfth of the number of shares issued to each other non-employee director as the annual retainer stock grant for such grant period, multiplied by the number of whole calendar months remaining in the grant period after the date he or she becomes a non-employee director. He or she also receives a proportionate share of the excess retainer received by the other directors.

Election to Receive Meeting Fees, Committee Fees, Chair Fees and Excess Retainer in Stock In Lieu of Cash.    A director may elect to receive all or a portion of (i) board and committee meeting fees, (ii) fees received as committee chair or lead director, and (iii) excess retainer in the form of shares of Olin common stock.

Deferral of Meeting Fees, Committee Fees, Chair Fees and Retainer.    In addition to the mandatory deferral of the annual stock grant described above, a director may elect to defer all or a portion of his or her compensation received as a director (whether payable in cash or stock).

Arch Chemicals Shares.    In connection with the distribution of all outstanding shares of Arch Chemicals, Inc. to our shareholders on February 8, 1999, an Arch stock account was created for each participant in the Directors Plan at that time. Each such director’s account was credited with a number of shares of Arch Chemicals common stock equal to the number of shares the director would have received if he or she held the shares directly that were credited to his or her Olin stock account on the record date for the distribution.

Available Shares.    The total number of shares of Olin common stock that may be issued under the Directors Plan is 550,000 (850,000 after shareholder approval of the revised Directors Plan). The amount of the share grants and the total shares issuable under the Directors Plan may be increased or decreased by certain changes in capitalization described below. As of the end of February 2010, approximately 64,600 shares remained available for issuance under the Directors Plan. Approximately 364,600 shares would have been available as of that date under the Directors Plan as amended and restated.

Dividends.    Each time a dividend is paid on Olin common stock, a director receives a credit for dividends on shares held in the director’s stock account. Dividends attributable to shares credited for annual stock grants are paid immediately, unless the director has elected to defer such dividends.

Cash dividends on shares of Olin or Arch Chemicals common stock are paid in cash unless the director has elected to defer the dividends, in which case the dividends are credited to the applicable stock account. Other than such deferred dividends, a director may not contribute or add to his or her Arch Chemicals stock account.

Interest on Cash Balances.    Each director’s cash account is credited with interest on his or her cash account balance at the rate of our before-tax borrowing cost. We pay interest on the balance in the cash account at the end of each calendar quarter.

General

Payouts.    A director’s cash account and Arch Chemicals stock account will be paid in cash and a director’s Olin stock account will be paid in shares of Olin common stock unless the director elects at the time of the payment to take the Olin stock account in cash. The stock and cash will be delivered as soon as practicable following the termination of the applicable deferral period.

Change in Control.    If a change in control of Olin occurs, as defined in the Directors Plan, the balance in all cash accounts and stock accounts will be distributed, but the Olin stock accounts will be paid out in cash instead of shares of common stock.

Changes from Existing Directors Plan.    The proposed revised Directors Plan includes no changes from the current Directors Plan, other than the share increase described above and two clarifying language changes:

•	deletion of the definition of the term “disability” since it is no longer used in the Directors Plan, and

•

clarification that the Compensation Committee must make appropriate adjustments to shares in the event of any merger, consolidation, stock or other non-cash dividend, split-up, spin-off or similar changes in Olin’s equity structure.

Adjustments Upon Change in Capitalization.    If our outstanding shares of common stock are changed into or exchanged for a different number or kind of shares in connection with a merger, consolidation, recapitalization or change in capitalization, stock or other non-cash dividend, extraordinary cash dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar corporate event, the committee makes an appropriate adjustment in the number and kind of shares available under the Directors Plan or for any award, including adjustments to amounts held in stock or cash accounts.

Amendment or Termination.    The Board has the authority to amend, suspend or terminate the Directors Plan, except to the extent amendments are required to be approved by shareholders under applicable law or the rules of the New York Stock Exchange. No termination of the Directors Plan shall adversely affect the rights of any director with respect to any amounts otherwise payable or credited to him or her at the time of termination.

ERISA.    The Directors Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code or an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits.    No employee, including the executive officers named in the Summary Compensation Table on page 34, or any other executive employee, receives benefits under the Directors Plan. The actual benefits and units that will accrue to non-employee directors under the revised Directors Plan are not presently determinable, as the number of units varies based on the fair market value of our common stock, and the cash for meeting and chair fees will vary based upon the number of meetings held and the chairs held by the directors. Had the Amended and Restated Directors Plan been in effect in 2009, the amounts actually received by our non-employee directors would not have changed. Those amounts are described under the heading “Director Compensation” on page 52.

Federal Income Tax Consequences

We believe that under present law, the following discussion summarizes the U.S. federal income tax consequences generally arising with respect to awards under the Directors Plan.

Compensation paid to our directors in cash is taxable to the directors as ordinary income when received. If a director receives compensation in Olin common stock, generally he or she will recognize ordinary income as of the later of the date such shares are received or six months following the date such shares are considered granted under Section 16(b) of the Securities Exchange Act of 1934, in an amount equal to the fair market value of the shares at that time. Dividend and interest equivalents earned on a director’s stock and cash accounts will be taxed as ordinary income when paid to the director.

If a director elects to defer receipt of cash or shares in accordance with the deferral provisions of the Directors Plan, the director’s one-time election with respect to deferral of the receipt of cash or the distribution of shares will not give rise to a taxable event before actual receipt or distribution. The director will recognize ordinary income and Olin will be entitled to a business expense deduction when the cash or shares are received, in each case based on the fair market value of the shares issued, determined at the date the shares are received.

Payment of Withholding Taxes

We may withhold, or require a director to remit, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Directors Plan.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, is required to approve the adoption of the Directors Plan. Unless otherwise instructed, proxies will be voted FOR approval of adoption of the Directors Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker shares that are voted on any matter will be counted as present for purposes of determining the presence of a quorum but broker non-votes will not have any effect on the outcome of the proposal, provided that the total vote cast on this proposal represents 50% of the number of shares entitled to vote on the proposal.

The board of directors recommends a vote FOR approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors.

ITEM 3—PROPOSAL TO APPROVE THE

AMENDED AND RESTATED OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

The Board of Directors proposes that the shareholders re-approve the Amended and Restated Olin Senior Management Incentive Compensation Plan, or the SMICP, which provides for the awarding of cash bonuses to participants. On January 27, 1994, the Board adopted the SMICP, and it was submitted to the shareholders for approval at the 1994 Annual Meeting. Shareholders approved amendments to the SMICP at the 1995 Annual Meeting and the SMICP was submitted to shareholders for re-approval in 2000, and again in 2005 with minor amendments.

The form of SMICP to be approved by shareholders contains no substantive amendments from the SMICP currently in effect (and approved at the 2005 annual meeting of shareholders) other than to clarify that the maximum award payable to a participant under the SMICP for any fiscal year performance is capped at 200% of his or her annual base salary in effect on the first day of that fiscal year (rather than on December 1 of that year).

Provisions of the SMICP are summarized below. The summary is not intended to be a complete description of the SMICP, and you should review the entire SMICP, a copy of which is included in this Proxy Statement as Appendix B.

Section 162(m) of the Internal Revenue Code, as amended, limits the deduction for compensation paid by a publicly traded corporation to the chief executive officer and the four other most highly compensated officers to $1 million per year. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. For compensation to qualify for this exception (i) it must be paid solely on account of the attainment of one or more performance measures, (ii) the performance goals must be established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance measures, must be disclosed to and approved by shareholders in a separate vote prior to payment, and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied. The SMICP is intended to satisfy the requirements of Section 162(m).

The effectiveness of the 2005 shareholder approval of the SMICP expires (for purposes of Section 162(m)) at the 2010 annual meeting of shareholders. The board of directors has determined that it is in Olin’s best interest that awards paid under the SMICP continue to be eligible to qualify as performance-based compensation under Section 162(m). As a result, we now seek shareholder re-approval of the SMICP.

SMICP Provisions

Purpose.    The purpose of the SMICP is to compensate certain members of our senior management on an individual basis for contributions and to stimulate the efforts of such members by giving them a direct financial interest in our performance.

Administration.    The SMICP is administered by the compensation committee of the board, which is composed solely of independent, outside directors. That committee has sole authority to make rules and regulations for the administration of the SMICP, and that committee’s interpretations and decisions with regard to the SMICP are final and conclusive.

Participants.    The compensation committee designates participants for each fiscal year on or before March 30 of that fiscal year (or a later date if permitted by tax law). For 2009, Messrs. Rupp, Fischer, Pain, McIntosh and Hammett were designated as participants. Although the names of the participants for 2010 will not be known until after the end of this year, the Compensation Committee designated each of the five individuals whose compensation will be required to be listed in the Summary Compensation Table appearing in the proxy statement for the 2011 annual meeting of shareholders (the NEOs) as the 2010 participants.

Performance Measures.    The Compensation Committee selects one or more of the shareholder-approved performance measures and sets the performance goals for these measures each year. The performance measures and the related performance goals determine the incentive award payable under the SMICP for that fiscal year. The permissible performance measures are (on an absolute or a relative basis):

•	Cash flow,

•	Earnings per share,

•	EBITDA,

•	Economic Value Added/EVA®,

•	Net income,

•	Operating profit,

•	Pre-tax profit,

•	Return on capital,

•	Return on equity,

•	Return on net assets,

•	Revenues, and

•	Total shareholder return.

For 1996 through 2001, the sole performance measure designated by the compensation committee under the SMICP was Economic Value Added. From 2002 through 2009, the compensation committee selected earnings per share as the performance measure.

Award Determination.    By March 30 of each year (or such later date as permitted by tax law), the compensation committee designates (i) the individuals who will be participants, (ii) the performance measures, (iii) if there is more than one performance measure, the weighting of each measure in determining the award, (iv) the performance goals and payout formula for each performance measure, and (v) the incentive standard award (the cash component of total targeted compensation that is tied to the performance measures) for each participant. Following the end of a fiscal year, the compensation committee determines the actual incentive award for each participant based on the formula for each performance measure designated, applying the pre-determined weighting for each performance measure if more than one was designated.

Before a participant receives an incentive award, the compensation committee must certify in writing that the award has been determined in accordance with the provisions of the SMICP. The Compensation Committee has the discretion to eliminate or reduce (but not increase) any incentive award to any participant, before it certifies the amount.

We include a more detailed description of the process for determining awards under the SMICP above under the heading “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive.”

Maximum Award.    The maximum incentive award to a participant under the SMICP for a fiscal year may not exceed 200% of such participant’s annual base salary in effect on the first day of that fiscal year (under the current SMICP, the base salary in effect on December 1 of that fiscal year).

Payment.    Incentive awards are paid within 75 days of the close of a fiscal year in a single, lump sum.

Nonexclusive.    Participation in the SMICP does not exclude participants from participation in any other benefit or compensation plan or arrangement, including other bonus or incentive plans.

Awards

The cost to Olin of the incentive awards and the amounts to be paid to participants cannot be determined at this time because payout of incentive awards is based on Olin’s future financial performance and the number of participants named by the compensation committee. For the same reason, the benefits or amounts that will be received by or allocated to any of Olin’s NEOs are not determinable. As noted above, however, the SMICP provides for a maximum amount payable to a single individual in any fiscal year of 200% of his or her annual base salary.

For amounts earned under the SMICP by NEOs in the fiscal year ended December 31, 2009, see the “Summary Compensation Table”. For 2010, the compensation committee has established the participants under the current SMICP as the NEOs for 2010, with the amount of the awards determined based on Olin’s actual 2010 earnings per share. The amounts to be received by any particular individual or all participants as a group cannot be determined at this time. The total payout under the SMICP for 2010 may range from $0 to 200% of annual base salary.

Our NEOs have an interest in the proposal to approve the SMICP because each is an eligible participant in awards under the SMICP.

Federal Income Tax Information

General.    Upon receipt, awards under the SMICP constitute ordinary income to the participants for federal income tax purposes. Generally, Olin is required to withhold from awards paid an amount based on the amount of the award. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, Olin generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the employee.

Required Vote

The affirmative vote of the holders of a majority of the votes cast on the matter at the meeting is required to approve the SMICP. Unless otherwise instructed, proxies will be voted FOR approval of the SMICP. If you hold your shares in your own name and abstain from voting on this matter, your abstention will not affect the vote on the matter.

The board of directors recommends a vote FOR approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan, because the board believes it is in Olin’s best interest to continue to qualify performance-based compensation for deductibility under Section 162(m) in order to maximize Olin’s income tax deductions.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders(2)	3,895,677	(3)	$17.76	(3)	4,420,939	(5)
Equity compensation plans not approved by security holders(4)	N/A	(4)	N/A	(4)	N/A	(4)

Total	3,895,677		$17.76	(3,4)	4,420,939

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events.
(2)	Consists of the 2000 Long Term Incentive Plan, the 2003 Long Term Incentive Plan, the 2006 Long Term Incentive Plan, the 2009 Long Term Incentive Plan and the 1997 Stock Plan for Non-employee Directors. Does not include information about the equity compensation plans listed in the table below, which have expired. No additional awards may be granted under those expired plans. As of December 31, 2009:

Plan Name	Expiration Date	Number of Securities Issuable Under Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Term
Olin 1991 Long Term Incentive Plan	4/30/01	236,725	$18.97	0.07 years
1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries	1/25/06	679,612	$19.42	0.8 years

(3)	Includes:

•	3,012,384 shares issuable upon exercise of options with a weighted average exercise price of $17.76, and a weighted average remaining term of 6.9 years,

•	239,207 shares issuable under restricted stock unit grants, with a weighted average remaining term of 1.5 years,

•	391,068 shares issuable in connection with outstanding performance share awards, with a weighted average term of 1.1 years remaining in the performance measurement period, and

•	253,018 shares under the 1997 Stock Plan for Non-employee Directors which represent stock grants for retainers, other board and committee fees, and dividends on deferred stock under the plan.

(4)	Does not include information about equity compensation plans assumed in connection with the acquisition of Chase Industries Inc. (Chase) in September 2002 by merger. No additional awards may be granted under those assumed plans. As of December 31, 2009, options for a total of 7,993 shares, with a weighted average exercise price of $7.61 per share, and a weighted average remaining term of 1.2 years, were outstanding under the various plans assumed in connection with that acquisition.
(5)	Does not include information about the proposed increase in authorized shares for the Amended and Restated 1997 Stock Plan for Non-employee Directors being submitted for shareholder approval at the annual meeting.

ITEM 4—PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP was our independent registered public accounting firm for 2009 and 2008. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2009		2008
Nature of Service	$	%	$	%
Audit Fees(1)	$1,729	100%	$1,579	86%
Audit Related Fees(2)	—	—	263	14
Tax Fees
Tax Compliance	—	—	—	—
Tax Consultation and Planning	—	—	—	—
All Other Fees	—	—	—	—

	$1,729	100%	$1,842	100%

(1)	Includes costs associated with the annual audit, including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC.
(2)	Costs include services related to agreed upon procedures performed related to the sale of the Metals Division.

Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by our independent registered public accounting firm are subject to pre-approval by the audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from this policy follow:

Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:

•

The annual budget for all such services will be submitted to the committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.

•

At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.

•

Any services not detailed in the budget or on the list of specific pre-approved services must be approved by the committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, the Chair of the committee is authorized to approve the service and report such approval to the other committee members at the next regularly scheduled committee meeting.

In 2009, the audit committee pre-approved all audit and audit-related services.

Who has the audit committee selected as Olin’s independent registered public accounting firm for 2010?

Olin’s audit committee is solely responsible for hiring and compensating the Company’s independent registered public accounting firm. After considering KPMG’s 2009 performance and their proposed audit plan for 2010, the committee has selected KPMG as our independent registered public accounting firm for 2010.

Is a shareholder vote required to approve Olin’s independent registered public accounting firm?

Neither Virginia law nor our Bylaws require us to submit this matter to the shareholders at the annual meeting. However, the board and audit committee chose to submit it to the shareholders to ascertain their views.

Will I have an opportunity to hear from KPMG and ask them questions?

We expect representatives of KPMG to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

How many votes are required to ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2010?

To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2010, the votes cast in favor of this proposal must exceed the votes cast in opposition to this proposal. Abstentions and shares held in street name that are not voted on this proposal will not be included in determining the number of votes cast on this proposal and will not affect the vote on this proposal. If the shareholders’ ratification vote does not support the audit committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2010, the audit committee will take the vote into consideration in making next year’s selection.

How does the board recommend we vote?

The board recommends that you vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2010.

Appendix A

OLIN CORPORATION

AMENDED AND RESTATED

1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(As proposed to be Amended and Restated Effective April 22, 2010)

1. Purpose. The purpose of the Olin Corporation 1997 Stock Plan for Non-employee Directors (the “Plan”) is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

2. Definitions. The following capitalized terms utilized herein have the following meanings:

“Board” means the Board of Directors of the Company.

“Cash Account” means an account established under the Plan for a Non-employee Director to which cash meeting fees, Board Chairman fees, Lead Director fees, Committee Chair fees and retainers, or other amounts under the Plan, have been or are to be credited in the form of cash.

“Change in Control” means the occurrence of any of the following events:

(a) any person or Group acquires ownership of Olin’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of Olin’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which Olin acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of Olin’s stock on January 1, 2005, shall not constitute a Change in Control); or

(b) any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Olin stock possessing 30% or more of the total voting power of Olin stock; or

(c) a majority of the members of Olin’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Olin’s board of directors prior to the date of the appointment or election; or

(d) any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from Olin that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Olin assets immediately prior to such acquisition or acquisitions, provided that there is no Change in Control when Olin’s assets are transferred to:

(i) a shareholder of Olin (immediately before the asset transfer) in exchange for or with respect to Olin stock;

(ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Olin;

(iii) a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Olin stock; or

(iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this paragraph (d), a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Olin has no ownership interest before the transaction, but which is a majority-owned subsidiary of Olin after the transaction, is not a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any applicable rules, regulations and/or other guidance thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee (or its successor) of the Board.

“Common Stock” means the Company’s Common Stock, $1.00 par value per share.

“Company” means Olin Corporation, a Virginia corporation, and any successor.

“Credit Date” means the second Thursday in February, May, August and November and one week after the regularly scheduled board meeting in December or, in the event the December board meeting extends for more than one day, one week after the first day of such regularly scheduled board meeting held in December.

“Excess Retainer” means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of $25,000, if any; provided that in the event the annual cash retainer is prorated to reflect that such Non-employee Director did not serve as such for the full calendar year, the $25,000 shall be similarly prorated.

“Fair Market Value” means, with respect to a date, on a per share basis, with respect to phantom shares of Common Stock or Spin-Off Company Common Stock, the average of the high and the low price of a share of Common Stock or Spin-Off Company Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next succeeding date on which it is open.

“Gross Fair Market Value” means the value of assets determined without regard to any liabilities associated with such assets.

“Group” means persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a person owns stock in both Olin and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

“Interest Rate” effective as of January 1, 2005, means the rate of interest equal to the Federal Reserve A1/P1 Composite rate for 90 day commercial paper plus 10 basis points, or such other specified, non-discretionary interest rate (or formula describing such rate) established by the Committee on a prospective basis.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-employee Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

“Olin Stock Account” means the Stock Account to which phantom shares of Common Stock are credited from time to time.

“Plan” means this Olin Corporation 1997 Stock Plan for Non-employee Directors as amended from time to time.

“Prior Plans” means the 1994 Plan and all of the Corporation’s other directors’ compensation plans, programs, or arrangements which provided for a deferred cash or stock account.

“Retirement Date” means the date the Non-employee Director (i) ceases to be a member of the Board for any reason and (ii) effective as of January 1, 2005, has experienced a “separation from service” as that term is used in Code Section 409A.

“Spin-Off Company” means Arch Chemicals, Inc., a Virginia corporation and any successor.

“Spin-Off Company Common Stock” means shares of common stock of the Spin-Off Company, par value $1.00 per share.

“Spin-Off Company Stock Account” means the Stock Account to which phantom shares of Spin-Off Company Common Stock are credited.

“Stock Account” means an account established under the Plan for a Non-employee Director to which shares of Common Stock and Spin-Off Company Common Stock have been or are to be credited in the form of phantom stock, which shall include the Olin Stock Account and the Spin-Off Company Stock Account.

“Stock Grant Period” means the twelve-month period commencing May 1 of a calendar year, and ending on April 30 of the immediately following calendar year. The first Stock Grant Period under the Plan shall be the twelve-month period commencing May 1, 2009 and ending April 30, 2010.

3. Term. The Plan originally became effective January 1, 1997, and was last amended and restated effective as of December 11, 2008, and is now amended and restated as set forth herein. Notwithstanding the foregoing, those provisions required for compliance with Code Section 409A shall be generally effective as of January 1, 2005 or as otherwise specifically set forth herein.

4. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5. Participation. All Non-employee Directors shall participate in the Plan.

6. Grants and Deferrals.

(a) Annual Stock Grant. Subject to the terms and conditions of the Plan, on the second Credit Date each year, each Non-employee Director shall be credited with a number of shares of Common Stock with an aggregate Fair Market Value on such Credit Date equal to $65,000, rounded to the nearest 100 shares. To be entitled to such credit in any year, a Non-employee Director must be serving as such on May 1 of such year; provided, however, that in the event a person becomes a Non-employee Director subsequent to May 1 of a Stock Grant Period, such Non-employee Director, on the Credit Date next following his or her becoming such, shall be credited with that number of shares of Common Stock equal to one-twelfth of the number of shares issued to each other Non-employee Director as the Annual Stock Grant for such Stock Grant Period, multiplied by the number of whole calendar months remaining in such Stock Grant Period following the date he or she becomes a Non-employee Director (rounded up to the next whole share in the event of a fractional share). Notwithstanding the foregoing and in order to address the gap in annual stock grant coverage for the period of January 1, 2009 until April 30, 2009, on the first Credit Date of 2009, each Non-employee Director serving as such on such date shall be credited with a number of shares of Common Stock with an aggregate Fair Market Value on such Credit Date equal to $21,667, rounded to the nearest 100 shares. Actual receipt of shares shall be deferred and each eligible Non-employee Director shall receive a credit to his or her Olin Stock Account for such shares on the date of such credit. A Non-employee Director may elect in accordance with Section 6(f) to defer to his or her Olin Stock Account receipt of all or any portion of such shares after such Non-employee Director’s Retirement Date. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) on or as soon as practicable, but no later than thirty (30) days, following such Non-employee Director’s Retirement Date.

(b) Annual Retainer Stock Grant. Subject to the terms and conditions of the Plan, each Non-employee Director who is such on May 1 of that year shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value of $25,000 on the second Credit Date in such year. In the event a person becomes in a Stock Grant Period a Non-employee Director subsequent to May 1 and has not received the annual stock retainer for such Stock Grant Period, such person, on the Credit Date next following his or her becoming such, shall receive that number of shares of Common Stock equal to one-twelfth of the number of shares issued to each other Non-employee Director as the Annual Retainer Stock Grant for such Stock Grant Period, multiplied by the number of whole calendar months remaining in such Stock Grant Period following the date he or she becomes a Non-employee Director (rounded up to the next whole share in the event of a fractional share). Notwithstanding the foregoing and in order to address the gap in annual retainer stock grant coverage for the period of January 1, 2009 until April 30, 2009, on the first Credit Date of 2009, each Non-employee Director serving as such on such date shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value of $8,333. The annual cash retainer payable to the Non-employee Director shall be payable on the second Credit Date of each year, and shall be reduced by the aggregate Fair Market Value of the shares the Non-employee Director receives or defers as the Annual Retainer Stock Grant (excluding any rounding of fractional shares) on the date such Fair Market Value is calculated. A Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(f). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable, but no later than thirty (30) days, following the applicable Credit Date.

(c) One-time Stock Grant. Subject to the terms and conditions of the Plan, receipt of all shares of Olin Stock credited under the one-time grants to certain Non-employee Directors that the Company made as of January 15, 1997, shall be deferred. Such Non-employee Directors may elect in accordance with Section 6(f) to defer receipt of all or any portion of such shares to a date or dates following such Non-employee Director’s Retirement Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to such Non-employee Directors (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) on or as soon as practicable, but no later than thirty (30) days, following his or her Retirement Date.

(d) Payment of Meeting Fees, Chairman of the Board Fees, Lead Director Fees, Committee Chair Fees and Excess Retainer and Election to Receive Fees in Stock in Lieu of Cash. Cash payments of meeting fees shall be made on the first Credit Date following the meeting date, cash payments of Committee Chair fees shall be made on the second Credit Date of each year, and cash payments of Chairman of the Board fees and Lead Director fees shall be made in four equal payments on the first four Credit Dates of each year. Except with respect to any cash payments the director has elected to defer in accordance with Section 6(f), such payment shall be delivered to the Non-employee Director on or as soon as practicable, but no later than thirty (30) days, following the applicable Credit Date. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to receive all or a portion of the director meeting fees, fees as Chairman of the Board, fees as Lead Director, fees as a Committee Chair and the Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(f). A Non-employee Director who so elects to receive all or a portion of the Excess

Retainer or other fees in the form of shares for such year shall be paid on the Credit Date on which the cash portion of the Excess Retainer or the other fees, as the case may be, would have been paid. The number of shares (rounded up to the next whole share in the event of a fractional share) payable to a Non-employee Director who so elects to receive the Excess Retainer or meeting fees, Board Chairman fees, Lead Director fees or Committee Chair fees in the form of shares shall be equal to the aggregate Fair Market Value on the relevant Credit Date. Except with respect to any shares the director has elected to defer in accordance with Section 6(f), certificates representing such shares shall be delivered to the Non-employee Director on or as soon as practicable, but no later than thirty (30) days, following the applicable Credit Date.

(e) Deferral of Meeting Fees, Chairman of the Board Fees, Lead Director Fees, Committee Chair Fees and Excess Retainer. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(d) and all or a portion of the director meeting fees, fees as Chairman of the Board, fees as Lead Director, fees as a Committee Chair and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. Such election shall be made in accordance with Section 6(f). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

(f) Elections.

(1) Deferrals. Effective as of January 1, 2005, all elections to defer payment of compensation under this Plan shall:

•	be made in writing and delivered to the Secretary of the Company,

•	be irrevocable once the year to which the election relates commences,

•

be made before January 1 of the year in which the shares of Common Stock or director’s fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, within 30 days of the date of his or her election as a director; notwithstanding the foregoing, no amounts earned prior to an election shall be deferred by new participants), and

•	specify the portions (in 25% increments) to be deferred.

(2) Stock and Cash Account Payments. Effective as of January 1, 2005, Stock and Cash Accounts shall be paid in a single lump sum payment within 30 days of the Non-employee Director’s Retirement Date unless the Non-employee Director makes an election as set forth below:

•	a payment election, if any, shall be made on or before the earlier of:

•	the time such individual makes any deferral election under the Plan, or

•	the end of the 30 day period following the date an individual first becomes a Non-employee Director.

•	a payment election may specify a payment date, provided such date is after the Non-employee Director’s Retirement Date.

•	a payment election may specify the method of payment (lump sum or annual installments (up to 10)).

Notwithstanding any election, Plan payments will be made (or annual installments will begin) upon a Non-employee Director’s death. All payments shall be made (or each annual installment shall be paid) within 30 days of the prescribed payment date, and any payment election shall be irrevocable except as permitted in Section 6(f)(4) below.

(3) Dividends and Interest on Stock and Cash Accounts. Dividends and interest on Stock and Cash Accounts shall be paid as provided in Section 6(f)(8) unless the Non-employee Director makes an election to have such amounts deferred and credited back to the appropriate account (and shall be payable in accordance with Sections 6(f)(2) and (4) herein), provided that such election is made within the time prescribed by Section 6(f)(2) above.

(4) Change in Payment Election. Any change with respect to a Non-employee Director’s payment election under the Plan will not be effective for one year, must be made at least one (1) year in advance of the first date payment is scheduled and must further defer all payments by at least five (5) years from the prior scheduled payment date. Notwithstanding the foregoing, for the transition period beginning January 1, 2005 and ending December 31, 2008, any Non-employee Director may make a payment election in accordance with Code Section 409A (and applicable IRS transition relief), in the time and manner prescribed by the Committee and subject to the following provisions. As of December 31, 2008, any then effective transition payment elections shall be irrevocable for the duration of a Non-employee Director’s participation in the Plan except as set forth in the first sentence of this Section 6(f)(4). No election made in 2008 under this transition relief will apply to amounts that would otherwise be payable in 2008, nor may such election cause an amount to be paid in 2008 that would not otherwise be payable in 2008. No election under this transition relief may be made retroactively, when Plan payments are imminent, or after a Non-employee Director has left the Board.

(5) Olin Stock Account. On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has elected to defer shares under Sections 6(b) or 6(e) shall receive a credit to his or her Olin Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share). A Non-employee Director may elect to defer the cash dividends paid on his or her Stock Account in accordance with Section 6(f)(3).

(6) Cash Account. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash fees and/or the Excess Retainer under Section 6(e) in the form of cash shall receive a credit to his or her Cash Account. The amount of the credit shall be the dollar amount of such Director’s meeting fees, Board Chairman fees, Lead Director fees or Committee Chair fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral in cash. A Non-employee Director may elect to defer interest paid on his or her Cash Account in accordance with Section 6(f)(3).

(7) Installment Payments. Installment payments from an Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share. In the event of an election under Section 6(d) for director meeting fees, Board Chairman fees, Lead Director fees, Committee Chair fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid.

(8) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Spin-Off Company Common Stock, a Non-employee Director who has shares of such stock credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-employee Director’s Olin Stock Account or Spin-Off Company Stock Account, as the case may be, on the record date for such dividend times the dividend paid per applicable share unless the director has elected to defer such dividend to his or her applicable Stock

Account as provided herein. If the Non-employee Director has elected to defer such dividend, he or she shall receive a credit for such dividends on the dividend payment date to his or her Olin Stock Account or Spin-Off Company Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director’s applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share of Common Stock or Spin-Off Company Common Stock, as the case may be, on the dividend payment date. A Non-employee Director who has a Cash Account shall be paid interest directly on such account’s balance at the end of each calendar quarter, payable at a rate equal to the Interest Rate in effect for such quarter unless such Non-employee Director has elected to defer such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account at the end of each calendar quarter. All amounts paid pursuant to this subsection (8) shall be paid on or as soon as practicable, but no later than thirty (30) days, following the applicable payment date (i.e., the applicable dividend payment date or end date of the fiscal quarter).

(9) Payouts. Cash Accounts and the Spin-Off Company Stock Account will be paid out in cash and Olin Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee Director elects at the time the payment is due to take the Olin Stock Account in cash.

(g) No Stock Rights. Except as expressly provided herein, the deferral of shares of Common Stock or Spin-Off Company Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or of the Spin-Off Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

(h) Change in Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs, amounts and shares credited to Cash Accounts (including interest accrued to the date of payout) and Stock Accounts shall be promptly (but no later than thirty (30) days following the Change in Control) distributed to Non-employee Directors except the Olin Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount in the Stock Account shall be determined by multiplying the number of shares held in the Olin Stock Account or the Spin-Off Company Stock Account by the higher of (i) the highest Fair Market Value of Common Stock or Spin-Off Company Common Stock, as appropriate, on any date within the period commencing thirty (30) days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Spin-Off Company Common Stock, as appropriate, pursuant thereto.

(i) Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Stock and Cash Accounts in the event his or her Stock or Cash Account may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective.

(j) Prior Plan Accounts. Any transfers made to a Cash Account or a Stock Account from Prior Plans shall be maintained and administered pursuant to the terms and conditions of this Plan; provided that prior annual 100- or 204-share grant deferrals shall be treated as deferrals of 204-share grants under this Plan, the $25,000 annual share grant under the 1994 Plan shall be treated as deferrals under Paragraph 6(b) hereof and deferrals of meeting fees under all Prior Plans and of the Excess Retainer under the 1994 Plan shall be treated as deferrals under Paragraph 6(d) hereof. Prior elections and beneficiary designations under the 1994 Plan and this Plan shall govern this Plan unless changed subsequent to October 2, 1997.

(k) Stock Account Transfers. A Non-employee Director may elect from time to time to transfer all or a portion (in 25% increments) of his or her Spin-Off Company Stock Account to his or her Olin Stock Account. The amount of phantom shares of Common Stock to be credited to a Non-employee Director’s Olin Stock Account shall be equal to the number of shares of Common Stock that could be purchased if the number of phantom shares of Spin-Off Company Common Stock in his or her Spin-Off Company Stock Account being transferred were sold and the proceeds reinvested in Common Stock based on the Fair Market Value of each. Except as provided in Section 6(f)(8) with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-employee Director’s Spin-Off Company Stock Account after the Distribution Date.

7. Limitations and Conditions.

(a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 850,000, which may be increased or decreased by the events set forth in Section 8. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. If any shares granted under this Plan are not delivered to a Non-employee Director or a beneficiary because the payout of the grant is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

(b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

8. Stock Adjustments. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Olin Common Stock or Spin-Off Company Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan, and (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Spin-Off Company Common Stock or Common Stock whose receipt has been deferred pursuant to Section 6(f), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

9. Amendment and Termination. This Plan may be amended, suspended or terminated by action of the Board, except to the extent that amendments are required to be approved by the Company’s shareholders under applicable law or the rules of the New York Stock Exchange or any other exchange or market system on which the Common Stock is listed or traded. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Cash Account or Stock Account.

10. Nonassignability. No right to receive any payments under the Plan or any amounts credited to a Non-employee Director’s Cash or Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(i) by a Non-employee Director does not constitute a transfer.

11. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Company.

12. Rule 16b-3 Compliance. It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption. Scheduled Plan payments will be delayed where the Committee reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law; provided that such payment shall be made at the earliest date at which the Committee reasonably anticipates that the making of the payment will not cause such violation.

13. Code Section 409A Compliance. To the extent any provision of the Plan or action by the Board or Committee would subject any Non-employee Director to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan will comply with Code Section 409A, and the Plan shall be interpreted and construed on a basis consistent with such intent. The Plan may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with Code Section 409A. If, regardless of the foregoing, any Non-employee Director is liable for interest or additional taxes under Code Section 409A with respect to his or her Account (or a portion thereof), such Account (or applicable portion thereof) shall be paid at such time. The preceding shall not be construed as a guarantee of any particular tax effect for any benefits or amounts deferred or paid out under the Plan.

Appendix B

AMENDED AND RESTATED OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

(As proposed to be Amended and Restated effective April 22, 2010)

Section 1. Purpose. The purposes of the Olin Senior Management Incentive Compensation Plan (the “Plan”) are (i) to compensate certain members of senior management of Olin Corporation (the “Company”) on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

Section 2. Definitions. The following terms utilized in this Plan shall have the following meanings:

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate.

“Economic Value Added” means the Company’s consolidated sales less its operating costs (including tax) less a capital charge based on the Company’s cost of capital on assets employed in the business.

“Participant” shall mean for a fiscal year each salaried employee who is designated as a Participant by the Committee on or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)).

“Performance Measures” shall mean for a fiscal year one or more of the following criteria, as designated by the Committee for such fiscal year, on an absolute or relative basis:

•	Cash flow,

•	Earnings per share,

•	EBITDA,

•	Economic Value Added/EVA®

•	Net income,

•	Operating profit,

•	Pre-tax profit,

•	Return on capital,

•	Return on equity,

•	Return on net assets,

•	Revenues, and

•	Total shareholder return,

provided such designation would not subject any Incentive Award to Section 162(m).

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time.

Section 3. Term. The Plan, as amended, shall be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7.

Section 4. Incentive Award.

4.1 For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash (“Incentive Award”) in an amount determined by the Committee as provided in this Plan. On or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure, and (v) the incentive standard award (the cash component of a Participant’s total targeted compensation tied to the Performance Measures) for each Participant. Following the end of the fiscal year, the Committee shall determine the Incentive Award for each Participant based upon the payout matrix or formula for each Performance Measure designated, applying the pre-determined weighting for each Performance Measure, if more than one.

Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award.

As a condition to the right of a Participant to receive an Incentive Award, the Committee shall first certify by resolution of the Committee, that the Incentive Award has been determined in accordance with the provisions of this Plan.

Incentive Awards for each fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than the 15th day of the third month following the fiscal year. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 200% of such Participant’s annual base salary in effect on the first day of such fiscal year.

4.2 A Participant whose employment terminates with cause or without the Committee’s written consent during a fiscal year shall forfeit such Participant’s Incentive Award for such fiscal year.

4.3 Incentive Awards shall be payable in a single lump sum.

4.4 The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award.

4.5 Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

Section 5. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

Section 6. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

Section 7. Amendment or Termination. The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established

B-2

but which has not yet been earned or paid; provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in Section 162(m).

Section 8. No Assignment. The rights hereunder, including without limitation, rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant.

Section 9. The Company. For purposes of this Plan, the “Company” shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

Section 10. Stockholder Approval. This Plan, as then amended, was re-approved by the stockholders of the Company in April 2005, and such stockholder approval was a condition to the right of a Participant to receive any benefits hereunder for any fiscal year beginning after such meeting date.

Section 11. No Right to Employment. The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

Section 12. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable federal law.

Section 13. No Trust. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 14. Section 162(m) and Section 409A. It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

To the extent any provision of the Plan or action by the Committee would subject any Participant to liability for interest or additional taxes under Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan will be exempt from Section 409A, and the Plan shall be interpreted and construed on a basis consistent with such intent. The Plan may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve exemption from Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan payments. A Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such person in connection with any distributions to such person under the Plan (including any taxes and penalties under Section 409A), and the Company shall have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

B-3

***IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES***

Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If YOU do not vote your shares on proposal one (Election of Directors), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares.

Therefore, it is very important that you vote your shares for all proposals including the election of directors.

In addition to checking the appropriate boxes on the enclosed vote instruction form, signing and returning it in the enclosed postage paid envelope, there are two additional convenient ways to vote that are available 24 hours a day:

Do not return your vote instruction form if you are voting by Internet or Telephone

Vote by Telephone

Call toll-free on a touch-tone phone in the U.S. or Canada

Follow these four easy steps:

??Read the accompanying Proxy materials.

??Call the toll-free phone number printed on the enclosed vote instruction form.

??Have your vote instruction form in hand when you call the toll-free number.

??Follow the recorded instructions: * Press 1 to vote as the Board recommends * Press 2 to vote each proposal individually

Vote by Internet

Go to website: www.proxyvote.com

Follow these four easy steps:

??Read the accompanying Proxy materials.

??Go to website www.proxyvote.com.

??Have your vote instruction form in hand when you access the website.

??Follow the simple instructions.

********* Note **********

When voting online, you may also elect to give your consent to have all future proxy materials delivered to you electronically.

BROADRIDGE

Shareowner ServicesSM

c/o Wells Fargo

P.O. Box 64945

St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/oln

Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 21, 2010. CEOP participants until 11:59 p.m. (CT) on April 20, 2010.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 21, 2010. CEOP participants until 11:59 p.m. (CT) on April 20, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1,2,3 and 4.

1.	Election of directors: 01 C. Robert Bunch 03 John M. B. O’Connor 02 Randall W. Larrimore

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors.
3.	Approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan.
4.	Ratification of appointment of independent registered public accounting firm.

Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees

For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. SHOULD ANY NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

Please mark this box if you plan to attend the meeting.

Address Change? Mark box, sign, and indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 22, 2010 8:30 a.m. Central Time

CROWNE PLAZA HOTEL 7750 Carondelet Avenue Clayton, MO 63105

You can view the Annual Report on Form 10-K for 2009 and 2010 Proxy Statement on the Internet at: http://wfss.mobular.net/wfss/oln

If you plan to attend the Annual Meeting, please mark the box on the proxy and bring this card, which will serve as your Admission Card, with you to the meeting.

Olin Corporation

190 Carondelet Plaza, Suite 1530 Clayton, Missouri 63105

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2010.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan (Olin CEOP) or Arch Chemicals, Inc. Contributing Employee Ownership Plan (Arch CEOP). (We sometimes refer to both of these plans as the “CEOP”). If you are a participant and have shares of Olin Common Stock allocated to your CEOP account, please read the Trustee’s Authorization below regarding voting of those shares.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint JOSEPH D. RUPP and RICHARD M. ROMPALA, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on April 22, 2010 at 8:30 a.m. Central Time and all adjournments.

Trustee’s Authorization: As a named fiduciary, you may direct State Street Bank and Trust Company, as Trustee of the Olin CEOP, or JP Morgan Chase Bank, as Trustee of the Arch CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account on the four matters listed on the reverse side by completing and mailing this Proxy/Voting Instruction Form or sending your voting instructions via telephone or Internet. The Trustees will vote the shares represented by this Proxy/Voting Instruction Form as instructed if proper instructions are received before 11:59 p.m. Central Time on April 20, 2010. The Trustees will vote all shares for which no instructions are received in the same proportion as shares for which they receive instructions.

See reverse for voting instructions.